                                                                      Exhibit 10

                         CONTRIBUTION AND SALE AGREEMENT


                                      among

                              WESTBROOK SHP L.L.C.,

                      WESTBROOK REAL ESTATE FUND III, L.P.

           WESTBROOK REAL ESTATE CO-INVESTMENT PARTNERSHIP III, L.P.,

                                ROBERT A. ALTER,

                         RIVERSIDE HOTEL PARTNERS, INC.,

                          ALTER INVESTMENT GROUP LTD.,

                              CHARLES L. BIEDERMAN,

                                REGINA BIEDERMAN

                        SUNSTONE HOTEL MANAGEMENT, INC.,

                           MANAGEMENT SUB SHP L.L.C.,

                        SUNSTONE HOTEL PROPERTIES, INC.,

                            SHP ACQUISITION, L.L.C.,

                                       and

                       WESTBROOK REAL ESTATE FUND I, L.P.

                                TABLE OF CONTENTS

                                                                                      Page
ARTICLE I.......................................................................         2
     DEFINITIONS................................................................         2
     1.1 Definitions............................................................         2
     1.2 Other Interpretive Provisions..........................................         8

ARTICLE II......................................................................         8
     CONTRIBUTIONS AND SALE TO SHP AND OTHER CLOSING EVENTS.....................         8
     2.1 Time and Place of Closing..............................................         8

ARTICLE III.....................................................................        12
     REPRESENTATIONS AND WARRANTIES OF THE PARTIES..............................        12
     3.1 Representations and Warranties of the Alter Entities, Management,
         Management Sub, Lessee and Biederman...................................        12
     3.2 Additional Representations and Warranties of the Alter Entities........        28
     3.3 Additional Representations and Warranties of Biederman.................        30
     3.4 Representations and Warranties of the Westbrook Entities...............        31
     3.5 Representations and Warranties of SHP..................................        33
     3.6 Survival of Representations and Warranties.............................        34
     3.7 Exclusion of Lessee/Manager Agreement..................................        34

ARTICLE IV......................................................................        34
     COVENANTS .................................................................        34
     4.1 Conduct of Business Pending the Closing................................        34
     4.2 Transfers and Voting of Equity Interests...............................        36
     4.3 Access to Information..................................................        37
     4.4 Agreement to Cooperate; Further Assurances.............................        37
     4.5 Consents...............................................................        37
     4.6 Public Statements......................................................        38
     4.7 Notification of Certain Matters........................................        38
     4.8 Employee Matters.......................................................        38
     4.9 Transfer Taxes.........................................................        39
     4.10 Injunctions or Restraints.............................................        39
     4.11 Certification of United States Status of Alter and Biederman..........        40
     4.12 Spousal Claims........................................................        40
     4.13 Tax Matters...........................................................        40
     4.14 Tax Filing............................................................        40
     4.15 Certain Obligations...................................................        41

ARTICLE V.......................................................................        42
     CONDITIONS TO CLOSING......................................................        42
     5.1 Conditions Precedent to Obligations of Each Party......................        42
     5.2 Conditions Precedent to Obligation of the Westbrook Entities...........        42

                                                                                      Page
                                                                                      ----
     5.3 Conditions Precedent to Obligations of the Alter Entities..............        43
     5.4 Conditions Precedent to Obligations of Biederman.  ....................        43
     5.5 Conditions Precedent to Obligations of Management, Management Sub
         and Lessee.............................................................        44

ARTICLE VI......................................................................        44
     COVENANTS AND AGREEMENTS WITH RESPECT TO LESSEE............................        44
     6.1 Recapitalization of Lessee.............................................        44
     6.2 Governance.............................................................        45
     6.3 Restrictions on Transfers and Issuances................................        46
     6.4 Option.................................................................        46
     6.5 Additional Securities Subject to Agreement.............................        47
     6.6 No Conflicting Agreements..............................................        47
     6.7 Survival...............................................................        47

ARTICLE VII.....................................................................        47
     TERMINATION................................................................        47
     7.1 Termination Events.....................................................        47
     7.2 Fees and Expenses......................................................        48
     7.3 Effect of Termination..................................................        49

ARTICLE VIII....................................................................        49
     INDEMNIFICATION............................................................        49
     8.1 Indemnification by Westbrook LLC.......................................        49
     8.2 Indemnification by Alter, Management and Management Sub................        49
     8.3 Indemnification by Biederman...........................................        50
     8.4 Tax Indemnification....................................................        50
     8.5 Indemnification by SHP and Management Newco............................        50
     8.6 Third-Party Claims.....................................................        50
     8.7 Termination of Indemnification.........................................        51
     8.8 Limitations on Indemnity Obligations...................................        51
     8.9 Allocation of Certain Indemnity Obligations............................        53
     8.10 Exclusive Remedy......................................................        53

ARTICLE IX......................................................................        53
     MISCELLANEOUS AGREEMENTS OF THE PARTIES....................................        53
     9.1 Notices................................................................        53
     9.2 Integration; Amendments................................................        55
     9.3 Waiver.................................................................        55
     9.4 No Assignment; Successors and Assigns..................................        56
     9.5 Expenses...............................................................        56
     9.6 Severability...........................................................        56
     9.7 Section Headings; Table of Contents....................................        56
     9.8 Third Parties..........................................................        56

                                                                                      Page
                                                                                      ----
     9.9  GOVERNING LAW.........................................................        56
     9.10 Enforcement...........................................................        56
     9.11 Counterparts..........................................................        57
     9.12 Cumulative Remedies...................................................        57
     9.13 Bulk Sales Law Waiver.................................................        57
     9.14 Consent of Regina Biederman...........................................        57
     9.15 Alternative Transaction...............................................        57
     9.16 Operating Leases......................................................        58
     9.17 Exclusivity...........................................................        58

                         CONTRIBUTION AND SALE AGREEMENT


      This Contribution and Sale Agreement (hereinafter, this "Agreement") is made as of July 12, 1999, by and among Westbrook SHP L.L.C., a Delaware limited liability company ("Westbrook LLC"), Westbrook Real Estate Fund III, L.P., a Delaware limited partnership ("WREF III"), Westbrook Real Estate Co-Investment Partnership III, L.P., a Delaware limited partnership ("Westbrook Co-Investment"), Robert A. Alter ("Alter"), Riverside Hotel Partners, Inc., a California corporation ("Riverside"), Alter Investment Group Ltd., a Colorado limited partnership ("Alter Investment Group"), Charles L. Biederman ("Biederman"), Sunstone Hotel Management, Inc., a Colorado corporation ("Management"), Management Sub SHP L.L.C., a Delaware limited liability company ("Management Sub"), Sunstone Hotel Properties, Inc., a Colorado corporation ("Lessee"), SHP Acquisition, L.L.C., a Delaware limited liability company ("SHP"), and, solely for purposes of Section 4.2(c) hereof, Westbrook Real Estate Fund I, L.P., a Delaware limited partnership ("WREF I"), and, solely for the purposes of Section 9.14, Regina Biederman.


                              W I T N E S S E T H:

      WHEREAS, concurrently with the execution and delivery of this Agreement, SHP has entered into a Merger Agreement (the "Merger Agreement") dated as of the date hereof with Sunstone Hotel Investors, Inc., a Maryland corporation ("Sunstone"), SHP Investors Sub, Inc., a Maryland corporation and a subsidiary of SHP ("Investors Sub") and Sunstone Hotel Investors, L.P., a Delaware limited partnership ("Sunstone OP"), pursuant to which and subject to the terms and conditions thereof, Investors Sub shall merge into Sunstone (the "Merger");

      WHEREAS, concurrently with the execution and delivery of this Agreement, SHP has entered into a Merger Agreement (the "Partnership Merger Agreement") dated as of the date hereof with Sunstone OP and SHP OP, L.L.C., a Delaware limited liability company and a subsidiary of SHP ("SHP OP") pursuant to which and subject to the terms and conditions thereof, SHP OP shall merge into Sunstone OP (the "Partnership Merger");

      WHEREAS, concurrently with the execution and delivery of this Agreement, Westbrook LLC, WREF III, Alter, Westbrook Fund III Acquisitions, L.L.C., a Delaware limited liability company ("WF III"), and certain other Persons have entered into an Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") dated as of the date hereof pursuant to which, among other things, (i) Westbrook LLC will cause WF III to withdraw from SHP, (ii) Alter will withdraw from SHP and (iii) Westbrook LLC, Alter SHP LLC (as herein defined) and certain other Persons will become members of SHP in accordance with the provisions of the LLC Agreement;

      WHEREAS, concurrently with the execution and delivery of this Agreement, SHP and Alter have entered into an Employment Agreement (the "Employment Agreement") dated as of the date hereof pursuant to which and subject to the terms and conditions thereof, SHP shall employ Alter as Chief Executive Officer of SHP effective as of the Closing;

      WHEREAS, prior to the execution of this Agreement, Management transferred the Basis Assets (as defined below) to Management Sub, an entity owned by Management and Alter; and

      WHEREAS, the parties hereto desire to make certain agreements, representations, warranties and covenants in connection with the transactions contemplated hereby;

      NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

      1.1 Definitions. (a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Merger Agreement. The following terms shall have the following meanings:

         "Advance Booking Agreement" means any agreement relating to advance reservations and bookings of the Real Property or any facilities therein taken from guests, groups, conventions or others.

         "Affiliate" means with respect to a specified Person, any Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person.

         "Alter Entities" means Alter, Riverside and Alter Investment Group.

         "Basis Assets" means assets of Management Sub set forth on Schedule 1.1(a) that have previously been contributed by Management.

         "Business Day" means a day, other than Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

         "Capital Accounts" has the meaning set forth in Section 6.3 of the LLC Agreement.

         "Closing Date" means the date of the Closing hereunder.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Merger Consideration" has the meaning set forth in the Merger Agreement.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

         "Environmental Laws" means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety.

         "Equipment Lease" means any lease or rental agreement relating to the equipment, services, vehicles, furniture or any other type of personal property of Management or Lessee together with all supplements, amendments and modifications thereto.

         "GAAP" means generally accepted accounting principles in the United States.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

         "Hotel Management Agreement" means any hotel management agreement relating to the management and operation of the Real Property together with all supplements, amendments and modifications thereto.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Implementing Agreements" means the Merger Agreement, the Partnership Merger Agreement, the LLC Agreement and the Employment Agreement.

         "Knowledge" means (i) as to Biederman, that Biederman has actual knowledge without due inquiry, (ii) as to Alter and the Alter Investment Group, that Alter has actual knowledge without due inquiry, (iii) as to Riverside, that either Alter or Biederman has actual knowledge without due inquiry; (iv) as to Lessee, that either Alter, Biederman, Douglas Sutten, Randy Hulce or Evan Studer has actual knowledge without due inquiry, (v) as to Management and Management Sub, that Alter, Biederman, Douglas Sutten, Randy Hulce or Evan Studer has actual knowledge without due inquiry and (vi) as to the Westbrook Entities, that Paul Kazilionis, Jonathan Paul or Mark Mance has actual knowledge without due inquiry.

         "Leased Real Property" means all real property which is leased or subleased by Management or Lessee.

         "Lessee Class A Voting Stock" has the meaning set forth on Exhibit A hereto.

         "Lessee Class B Non-Voting Stock" has the meaning set forth on Exhibit A hereto.

         "Lessee Stock" means (i) prior to the Recapitalization (as herein defined), the common stock, par value $.01 per share, of Lessee; and (ii) following the Recapitalization, the Lessee Class A Voting Stock and the Lessee Class B Non-Voting Stock.

         "Liability" means, as to any Person, all debts, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required in accordance with GAAP to be reflected, in such Person's balance sheets.

         "Lien" means any mortgage, pledge, security interest, claim, encumbrance, lien or charge of any kind.

         "Liquor License" means any alcoholic beverage license relating to the use and/or operation of the Real Property.

         "Losses" means any and all damages, claims, losses, expenses, costs and Liabilities including, without limiting the generality of the foregoing, Liabilities for all reasonable attorneys' fees and expenses (including reasonable attorney and expert fees and expenses incurred to enforce the terms of this Agreement).

         "Management Agreement" means any agreement relating to the management of any of the Real Property.

         "Management Assets" means all the properties, assets and other rights of Management owned or used by Management in the conduct of its business excluding the Basis Assets.

         "Management Newco" means SHP Management, Inc., a Delaware corporation and a wholly-owned subsidiary of SHP.

         "Management Stock" means the common stock, par value $0.01 per share, of Management.

         "Material Adverse Effect" means (x) a material adverse effect on (i) the assets, Liabilities, business, results of operations or condition (financial or otherwise) of Lessee and Management, taken as a whole, or (ii) the ability of the Alter Entities, Biederman, Management, Management Sub or Lessee to perform his or its obligations hereunder or under the Implementing Agreements to which he or it is a party or (y) the effect of preventing or delaying beyond December 31, 1999 of the consummation of the Transactions.

         "Materials of Environmental Concern" means any gasoline or petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

         "OP Units" means the common limited partnership units in Sunstone OP.

         "Permitted Liens" means (i) Liens for Taxes that (x) are not yet due or delinquent or (y) are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;
(ii) statutory Liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business with respect to amounts not yet overdue for a period of 45 days or amounts being contested in good faith by appropriate proceedings if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (iii) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security or similar benefits; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature; (v) any installment not yet due and payable of assessments of any Governmental Authority imposed after the date hereof; (vi) the rights and interests held by tenants under any Space Leases or subleases of the Real Property Leases; and (vii) any other Liens imposed by operation of law that do not, individually or in the aggregate, materially affect the relevant entity or business, taken as a whole.

         "Person" means any individual, corporation, partnership, joint venture, trust, incorporated organization, limited liability company, other form of business or legal entity or Governmental Authority.

         "Real Property" means the Leased Real Property and real property, if any, owned by Management or Lessee.

         "Securities" means (i) shares of Lessee Stock, (ii) any capital stock of Lessee other than Lessee Stock, (iii) any stock, warrants, rights, calls, options or other securities exchangeable or exercisable for or convertible into Lessee Stock or any other capital stock of Lessee and (iv) any warrants, rights, calls, options or other securities exchangeable for or exercisable or convertible into any securities referenced in clause (iii), in each case whether owned on the date hereof or hereafter acquired.

         "Service Contract" means any contract and/or agreement relating to the operation and maintenance of the Real Property, including service agreements, brokerage commission agreements, maintenance contracts, contracts for purchase of delivery of services, materials, goods, inventory or supplies, cleaning contracts, equipment rental agreements, equipment leases or leases of personal property (other than franchise agreements and Management Agreements), together with all supplements, amendments and modifications thereto.

         "Space Lease" means any lease or other agreement demising space in or providing for the use or occupancy of all or any portion of the Real Property and all guaranties thereof.

         "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity and any partnership of which such Person serves as general partner.

         "Sunstone Stock" means the common shares of Sunstone, $0.01 par value per share.

         "Tax Return" means any return, report or statement required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

         "Taxes" means any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.

         "Transfer" means, directly or indirectly, assign, sell, exchange, transfer, pledge, mortgage, hypothecate or otherwise dispose or encumber.

         "Transactions" means all of the transactions contemplated hereby and by the Implementing Agreements, including the Recapitalization and the exercise of the Option.

         "Westbrook Entities" means Westbrook LLC, WREF III, WREF I and Westbrook Co-Investment.

         (b) As used in this Agreement, each of the following capitalized terms shall have the meaning ascribed to them in the Section set forth opposite such term:


         Term                                                        Section
         ----                                                        -------

Aggregate Westbrook Capital                                           2.1(a)
Agreement                                                            Preamble
Alter                                                                Preamble
Alter/Biederman Parties                                              4.15(b)
Alter Director                                                        6.2(a)
Alter Investment Group                                               Preamble


         Term                                                       Section
         ----                                                       -------
Alter SHP LLC                                                        2.1(c)
Assumed Management Liabilities                                       2.1(d)
Biederman                                                           Preamble
Biederman LLC                                                        2.1(h)
Business Intellectual Property                                       3.1(m)
Closing                                                               2.1
Contributors                                                        4.13(a)
Controlled Group Member                                              3.1(p)
December 31 Balance Sheets                                         3.1(f)(i)
December 31 Financial Statements                                   3.1(f)(i)
Employee Plan                                                        3.1(p)
Employment Agreement                                                Recitals
ERISA                                                                3.1(p)
Exercise Notice                                                       6.4
Expenses                                                             7.2(a)
Failure to Approve                                                    6.4
Insurance Policies                                                   3.1(u)
Intellectual Property                                                3.1(m)
Investors Sub                                                       Recitals
Lease Termination                                                     9.16
Lessee                                                              Preamble
Lessee Board                                                         6.2(a)
Lessee Line of Credit                                                4.1(o)
Lessee/Manager Agreement                                              3.7
Lessee Stockholders                                                   6.2
Lessee Subsidiary                                                  3.1(e)(ii)
LLC Agreement                                                       Recitals
Management                                                          Preamble
Management Sub                                                      Preamble
March 31 Balance Sheets                                            3.1(f)(ii)
March 31 Financial Statements                                      3.1(f)(ii)
Merger                                                              Recitals
Merger Agreement                                                    Recitals
Merger Agreement Payment                                             7.2(a)
Multiemployer Plan                                                   3.1(p)
Option                                                                6.4
Option Price                                                          6.4
Partnership Merger                                                  Recitals
Partnership Merger Agreement                                        Recitals
Pension Plan                                                         3.1(p)
Real Property Leases                                               3.1(j)(ii)
Recapitalization                                                      6.1
Retained Management Liabilities                                      2.1(d)


         Term                                                       Section
         ----                                                       -------
Riverside                                                           Preamble
Section (v) Contract                                               3.1(j)(v)
Section 7.2 Percentage                                               7.2(b)
Section 7.2 Price                                                    7.2(b)
Section 7.2 Purchase                                                 7.2(b)
Securities Act                                                       3.2(g)
SHP                                                                 Preamble
SHP Directors                                                        6.2(a)
SHP OP                                                              Recitals
Straddle Period                                                      8.4(b)
Sunstone                                                            Recitals
Sunstone OP                                                         Recitals
Technology                                                           3.1(m)
Termination                                                           6.4
Term Sheet Letter                                                     9.2
Vacation Policy                                                      4.8(c)
Welfare Plan                                                         3.1(p)
Wells Fargo                                                          2.1(s)
Wells Fargo Lien                                                     3.2(g)
Westbrook Co-Investment                                             Preamble
Westbrook LLC                                                       Preamble
Westbrook Payment                                                    7.2(a)
WF III                                                              Recitals
WREF I                                                              Preamble
WREF III                                                            Preamble

      1.2 Other Interpretive Provisions. The words "include", "includes and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                                   ARTICLE II

             CONTRIBUTIONS AND SALE TO SHP AND OTHER CLOSING EVENTS

      2.1 Time and Place of Closing. Subject to the satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions set forth in
Article V, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, immediately prior to the closings under the Partnership Merger Agreement and the Merger Agreement, all as set forth more fully in the Merger Agreement.

         At the Closing, the following actions will take place in the following order:

         (a) Contribution by the Westbrook Entities. Westbrook LLC, WREF III and Westbrook Co-Investment will make aggregate cash contributions to SHP such that, after giving effect to at least $454,600,000 of proceeds under the Financing Commitment, SHP, the Surviving Company and the Surviving Operating Partnership shall have an amount of cash that is sufficient to consummate the transactions contemplated by the Merger Agreement (including paying the Merger Consideration and related expenses), and each will receive a credit to its respective Capital Account equal to the amount contributed by it; provided, however, that (i) the aggregate cash contributions by the Westbrook Entities (the "Aggregate Westbrook Capital") is currently estimated not to exceed $375 million and (ii) the capital contribution of Westbrook LLC shall be at least the greater of (x) 10% of the Aggregate Westbrook Capital and (y) the Aggregate Westbrook Capital less $310 million.

         In connection with such contributions, Westbrook LLC, WREF III and Westbrook Co-Investment will receive an amount of Class B Units as described in
Section 3.4 of the LLC Agreement.

         (b) Sale by Management Sub. Management Sub will transfer the Basis Assets to SHP in exchange for a payment of $3.0 million in cash (less cash retained by Management Sub). Management Sub shall deliver to SHP at Closing an executed bill of sale in form and substance reasonably satisfactory to SHP and Management to evidence such transfer of the Basis Assets;

         (c) Contribution by Management. Management will contribute the Management Assets (subject to the Assumed Management Liabilities) to SHP as a capital contribution and will receive a credit to its Capital Account in the amount of $500,000 for such capital contribution (which Capital Account it will assign to Alter SHP L.L.C., a Delaware limited liability company ("Alter SHP LLC"), at the Closing);

         (d) Transfer to Management Newco. SHP will transfer the Management Assets and the Basis Assets to Management Newco, and SHP will cause Management Newco to assume from Management and Management Sub and agree to pay, perform and discharge when due, all Liabilities of Management and Management Sub with respect to: (i) the ownership or use of the Management Assets and the Basis Assets after the Closing; (ii) Liabilities disclosed on the March 31, 1999 Balance Sheet of Management; (iii) Liabilities under all contracts and agreements of Management set forth on the schedules hereto (provided that the amount of any Liability as of the Closing Date in respect of indebtedness for borrowed money under any such contract or agreement shall be specifically identified on Schedule 2.1(d)); (iv) Liabilities incurred by Management subsequent to March 31, 1999 in the ordinary course of business consistent with past practice; (v) Liabilities arising from litigation related to the Transactions; (vi) Liabilities to employees of Management to be assumed by SHP under Section 4.8; (vii) Liabilities otherwise specifically identified in Schedule 2.1(d) (all Liabilities described in clauses
(i) through (vii), collectively, the "Assumed Management Liabilities"; all other Liabilities of Management, the "Retained Management Liabilities"). Except for Liabilities explicitly assumed in this Section 2.1(d), neither Management Newco nor SHP nor any of SHP's other Subsidiaries will assume any Liabilities of Alter, Biederman, Management or Management Sub. Management Newco shall deliver to Management and Alter at Closing an executed assignment and assumption agreement in form and substance reasonably satisfactory to Management and Alter to evidence the assumption of the Assumed Management Liabilities assumed by Management Newco.

         (e) Sale by Biederman of Lessee Stock. Biederman will transfer to SHP 200 shares of Lessee Class A Voting Stock and 200 shares of Lessee Class B Non-Voting Stock (which shall constitute all of Biederman's right, title and interest in Lessee Stock), free and clear of all Liens, in exchange for a payment of $2.15 million in cash;

         (f) Contribution by Alter of Lessee Stock. Alter will contribute 470 shares of Lessee Class A Voting Stock and 290 shares of Lessee Class B Non-Voting Stock plus all rights to dividends and other distributions with respect to any Securities owned by Alter (as described in Section 6.3(c)) and any consideration paid or payable (except as provided in this Section 2.1(f)) with respect to any Transfer of the Securities by Alter or any of his Affiliates (as described in Section 6.3(a)) to SHP as a capital contribution and will receive a credit to his Capital Account in the amount of $8.6 million for such capital contribution (which Capital Account he will assign to Alter SHP LLC at the Closing);

         (g) Purchase by Alter of Biederman's Interest in Riverside. Biederman will transfer to Alter Biederman's 18% interest in Riverside in exchange for a payment of an amount in cash equal to the product of (i) 14,400 multiplied by
(ii) the Common Merger Consideration;

         (h) Contribution by Biederman of OP Units. Biederman will contribute his 382,647 OP Units to SHP as a capital contribution and Biederman will receive a credit to his Capital Account in an amount equal to the product of (i) 382,647 multiplied by (ii) the Common Merger Consideration for such capital contribution (which Capital Account he will assign to Biederman SHP L.L.C., a Delaware limited liability company wholly-owned by Biederman ("Biederman LLC"), at the Closing). The Capital Account of Biederman SHP LLC will be represented by an amount of Class B Units as described in Section 3.4 of the LLC Agreement;

         (i) Contribution by Alter Investment Group of OP Units. Alter Investment Group will contribute its 99,251 OP Units to SHP as a capital contribution and will receive a credit to its Capital Account in an amount equal to the product of (i) 99,251 multiplied by (ii) the Common Merger Consideration. At the Closing, Alter Investment Group will contribute its Capital Account to Alter SHP LLC in exchange for an interest therein;

         (j) Contribution by Alter of OP Units. Alter will contribute his 318,961 OP Units to SHP as a capital contribution and Alter will receive a credit to his Capital Account in an amount equal to the product of (i) 318,961 multiplied by (ii) the Common Merger Consideration.

At the Closing, Alter will contribute his Capital Account to Alter SHP LLC in exchange for an interest therein.

         (k) Contribution by Riverside. Riverside will contribute its 80,000 OP Units to SHP as a capital contribution and will receive a credit to its Capital Account in an amount equal to the product of (i) 80,000 multiplied by (ii) the Common Merger Consideration. At the Closing, Riverside will contribute its Capital Account to Alter SHP LLC in exchange for an interest therein. The Capital Account of Alter SHP LLC created by the contributions described in Sections 2.1(c), 2.1(f), 2.1(i), 2.1(j) and 2.1(k) will be represented by an amount of Class B Units as described in Section 3.4 of the LLC Agreement; and

         (l) Issuance of Class C Units and Class D Units.

                  (i) Alter SHP LLC will receive an amount of Class C Units of SHP as provided in Section 3.5 of the LLC Agreement and as set forth on
         Schedule 2.1(1)(i) hereto and 90% of the Class D Units, as described in
         Section 3.5 of the LLC Agreement and as set forth on Schedule 2.1(1)(i) hereto;

                  (ii) Biederman SHP LLC will receive an amount of Class C Units of SHP as provided in Section 3.5 of the LLC Agreement and as set forth on Schedule 2.1(1)(ii) hereto and 10% of the Class D Units as described in Section 3.5 of the LLC Agreement and as set forth on Schedule 2.1(1)(ii) hereto; and

         (m) Additional Consideration for Services. As additional consideration, Biederman will receive a payment of $2.25 million in cash and the employees identified on Schedule 2.1(m) will receive an aggregate payment of $1 million in cash from Lessee (or from SHP on behalf of Lessee) as set forth on Schedule 2.1(m).

         (n) Sunstone OP Transactions. Pursuant to the Partnership Merger Agreement, Sunstone OP will distribute certain assets to Sunstone as provided in the Partnership Merger Agreement. The Partnership Merger will be consummated in accordance with the terms of the Partnership Merger Agreement. Immediately after consummation of the Partnership Merger, Sunstone OP will be a wholly-owned Subsidiary of SHP.

         (o) Purchase of WREF I Preferred Stock. Prior to the Merger, SHP will purchase from WREF I all of WREF I's shares of Sunstone's 7.9% Class A Cumulative Convertible Preferred Shares, $0.01 par value per share, in exchange for a payment of the "Liquidation Preference" for such shares (as such term is defined in the Articles Supplementary of Sunstone's 7.9% Class A Cumulative Convertible Preferred Shares).

         (p) Sunstone Merger. The Merger will be consummated in accordance with the terms of the Merger Agreement. After consummation of the Merger, Sunstone will be a wholly-owned Subsidiary of SHP.

         (q) Rescission. If the Merger shall not have been consummated on or prior to the second business day following the Closing, all of the transactions described in Section 2.1 (other than Sections 2.1(n) and (p)) shall be rescinded and the consideration and documents delivered at the Closing shall be returned by the applicable receiving party to the applicable delivering party.

         (r) Transfer of Leases. Immediately following the Closing, Lessee shall transfer all its leases to a new special purpose subsidiary and Lessee shall enter into management contracts to manage the properties subject to the leases.

         (s) Wells Fargo Payoff. If, immediately prior to the Closing, the OP Units to be contributed by Alter or his Affiliates pursuant to Section 2.1(i), 2.1(j) or 2.1(k) remain subject to the Wells Fargo Lien, the parties hereto agree that Alter may direct all or any part of the cash consideration to be paid to any Alter Entity under this Agreement to be paid instead to Wells Fargo Bank, N.A. ("Wells Fargo") or its designee in order to terminate the Wells Fargo Lien, and Alter will obtain releases from Wells Fargo of the pledge with respect to such OP Units, together with evidence of the filing of the appropriate Uniform Commercial Code release termination statements fully executed by Alter and such secured parties relating to the OP Units (such releases and statements to be in form and substance reasonably satisfactory to the Westbrook Entities).

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

      3.1 Representations and Warranties of the Alter Entities, Management, Management Sub, Lessee and Biederman. The Alter Entities jointly and severally represent and warrant to SHP and the Westbrook Entities with respect to each of Management, Management Sub, Lessee and each Lessee Subsidiary (as defined below), Management and Management Sub jointly and severally represent and warrant to SHP and the Westbrook Entities with respect to Management and Management Sub only, Biederman represents and warrants to SHP and the Westbrook Entities with respect to Lessee and each Lessee Subsidiary only, and Lessee severally represents and warrants to SHP and the Westbrook Entities with respect to Lessee and each Lessee Subsidiary only, as follows:

         (a) Due Organization; Power and Good Standing. Each of Management, Management Sub and Lessee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. Each of Management, Management Sub and Lessee has all requisite power and authority to enter into this Agreement and the Implementing Agreements to which it is a party and to perform its obligations hereunder and thereunder. Each of Management, Management Sub and Lessee is qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which it conducts its business, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Complete and correct copies of the Certificate of

Incorporation and Bylaws of Management and Lessee and the Certificate of Formation and limited liability company agreement of Management Sub are set forth in Schedule 3.1(a) hereto.

         (b) Authorization and Validity of Agreement. The execution, delivery and performance by each of Management, Management Sub and Lessee of this Agreement and the Implementing Agreements to which it is a party and the consummation by it of the Transactions have been duly authorized by all necessary corporate or limited liability company action on the part of it. The Agreement, and each of the Implementing Agreements to which either Management, Management Sub or Lessee is a party have been duly executed and delivered by Management, Management Sub or Lessee, as the case may be, and constitute a valid and legally binding obligation of Management, Management Sub or Lessee, as the case may be, enforceable against it in accordance with its terms.

         (c) No Government Approvals or Notices Required; No Conflict with Instruments. Except as described in Schedule 3.1(c), the execution, delivery and performance of this Agreement by Management, Management Sub and Lessee and the consummation by each of them of the Transactions will not (i) violate, conflict with or result in a breach of any provision of the Certificate of Incorporation, Bylaws or limited liability company agreement of such Person, as applicable,
(ii) except for any filings required under the HSR Act, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) require the consent or approval of any Person (other than a Governmental Authority), violate, conflict with or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any Person any right of termination, cancellation, amendment, purchase, sale or acceleration under, or result in the creation of a Lien on any of the assets, properties or stock of Management, Management Sub, Lessee, any Lessee Subsidiary, Sunstone or any of Sunstone's Subsidiaries under, any of the provisions of any contract, lease, note, permit, franchise, license or other instrument or agreement to which such Person is a party or by which it or its assets or properties are bound, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority or arbitrator applicable to Management, Management Sub, Lessee, any Lessee Subsidiary, Sunstone or any of Sunstone's Subsidiaries, or any of their respective assets or properties; other than any consents and approvals the failure of which to obtain and any violations, conflicts, breaches and defaults set forth pursuant to clauses (ii), (iii) and (iv) above which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         (d) Capitalization. The authorized, issued and outstanding capital stock of Management, Management Sub and Lessee (both before and after giving effect to the Recapitalization), and the ownership thereof, is described on
Schedule 3.1(d). All such issued shares of Management, Management Sub and Lessee have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive rights. With respect to Lessee, after giving effect to the Recapitalization, all issued shares of Lessee will be duly authorized and validly issued, will be fully paid and non-assessable and will not have been issued in violation of any preemptive rights. There are no equity interests in Management, Management Sub or Lessee reserved for issuance, and there are (i) no options, warrants or rights of any kind to acquire any equity interests in, or any other securities that are convertible into or exchangeable for any equity interest in, Management, Management Sub or Lessee and (ii) except for the Recapitalization, no agreements, commitments or arrangements relating to the sale, issuance, redemption, purchase, acquisition or voting of or the granting of a right to acquire any capital stock of Management, Management Sub or Lessee or any options, warrants, rights or securities described in clause (i) other than the Lessee/Manager Agreement (as defined).

                  (e) Subsidiaries.

                  (i) There is no corporation, partnership or other entity, other than Management Sub, in which Management directly or indirectly owns any equity or other interest.

                  (ii) (A) Schedule 3.1(e) sets forth (x) each Subsidiary of Lessee ("Lessee Subsidiary"), (y) the ownership interest therein of Lessee and (z) if not wholly owned by Lessee, the identity and ownership interest of each of the other owners of such Lessee Subsidiary.

                           (B) (1) All the outstanding shares of capital stock owned by Lessee of each Lessee Subsidiary that is a corporation have been validly issued and are (x) fully paid, nonassessable and free of any preemptive rights, (y) owned by Lessee or by another Lessee Subsidiary and (z) owned free and clear of all Liens or any other limitation or restriction (including any contractual restriction on the right to vote or sell the same) other than restrictions under applicable securities laws; and (2) all equity interests in each Lessee Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Lessee, by another Lessee Subsidiary or by Lessee and another Lessee Subsidiary are owned free and clear of all Liens or any other limitation or restriction (including any contractual restriction on the right to vote or sell the same) other than restrictions under applicable securities laws. Each Lessee Subsidiary that is a corporation is duly incorporated and validly existing under the Laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Lessee Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Lessee Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect. True and correct copies of the charter, by-laws, organizational documents and partnership, joint venture and operating agreements of each Lessee Subsidiary, and all amendments to the date of this Agreement, have been made available to the Westbrook Entities and SHP at the data room established by Sunstone and examined by representatives of the Westbrook Entities and SHP on or prior to June 15, 1999.

                  (f)      Financial Information, Liabilities.

                  (i) Attached as Schedule 3.1(f)(i) are the audited consolidated balance sheets of each of (i) Management and (ii) Lessee and its Subsidiaries as at December 31, 1998 (the "December 31 Balance Sheets") and the accompanying audited consolidated statements of operations and cash flows, and, with respect to the Lessee, stockholder's equity, for the year then ended audited By Ernst & Young LLP (together with the December 31 Balance Sheets, the "December 31 Financial Statements"). The December 31 Financial Statements have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of each of Management and Lessee as at December 31, 1998 and the results of operations of each of Management and Lessee for the year then ended.

                  (ii) Attached as Schedule 3.1(f)(ii) are the unaudited consolidated balance sheets of each of (i) Management and Management Sub, and (ii) Lessee and its Subsidiaries as at March 31, 1999 (the "March 31 Balance Sheets") and the accompanying unaudited consolidated statements of operations and cash flows for the three months then ended (together with the March 31 Balance Sheet, the "March 31 Financial Statements"). The March 31 Financial Statements have been prepared in a manner consistent with that employed in the December 31 Financial Statements except as disclosed in the notes to such financial statements. The March 31 Financial Statements have been prepared in accordance with GAAP and fairly present (subject to normal year-end adjustments, which adjustments are not material) in all material respects the financial positions of each of Management and Lessee as at March 31, 1999 and the results of operations of each of Management and Lessee for the three months then ended.

                  (iii) None of Management, Management Sub, Lessee or any of the Lessee Subsidiaries has any Liabilities except: (A) as set forth on
         Schedule 3.1(f)(iii); (B) Liabilities disclosed on the applicable March 31, 1999 Balance Sheet; (C) Liabilities under all contracts and agreements set forth on the schedules hereto, other than any such Liabilities in respect of indebtedness for borrowed money; (D) Liabilities incurred subsequent to March 31, 1999 in the ordinary course of business consistent with past practice and in compliance with the provisions of this Agreement; (E) Liabilities arising from litigation relating to the Transactions; (F) Liabilities under all contracts and agreements entered into by such Person after the date of this Agreement so long as such contract or agreement was entered into in compliance with this Agreement; and (G) Liabilities in connection with bonuses contemplated by the proviso in clause (i) of Section 4.1.

                  (iv) As of March 31, 1999 except as set forth on the March 31, 1999 Balance Sheet or reserved against on such balance sheet, Lessee and its Subsidiaries do not have Liabilities of the type required to be reflected as Liabilities on a balance sheet prepared in accordance with GAAP.

                  (g) Absence of Certain Changes or Events. Since December 31, 1998, Lessee, the Lessee Subsidiaries, Management and Management Sub have conducted their respective businesses, taken as a whole, in all material respects in the ordinary course of business consistent with past practice, and there has not been any material adverse change in the assets, Liabilities, business, results of operations or condition (financial or otherwise) of Management, Management Sub, Lessee or any Lessee Subsidiary or any damage, destruction, loss, conversion, condemnation or taking by eminent domain related to any material Management Asset or Basis Asset. In addition, except as disclosed on Schedule 3.1(g) or in the March 31 Financial Statements, from December 31, 1998 to the date hereof, none of Lessee, any Lessee Subsidiary, Management or Management Sub has other than as expressly contemplated by this Agreement or the Implementing Agreements:

                  (i) increased the compensation or benefits payable by it to its Employees except for increases in compensation or benefits in the ordinary course of business consistent with past practice;

                  (ii) incurred, assumed or guaranteed any (i) indebtedness for borrowed money or (ii) other than in the ordinary course of business consistent with past practice, any other indebtedness;

                  (iii) made any loan or advance to any Person, except in the ordinary course of business consistent with past practice;

                  (iv) made any capital expenditure or commitment for any capital expenditure in excess of $20,000 individually or $200,000 in the aggregate;

                  (v) merged or consolidated with, or acquired an interest in, any Person or otherwise acquired any material assets, except for acquisitions in the ordinary course of business consistent with past practice;

                  (vi) sold or otherwise disposed of any material properties or assets, except for dispositions in the ordinary course of business consistent with past practice;

                  (vii) mortgaged, pledged or encumbered any material assets, other than pursuant to Permitted Liens;

                  (viii) issued, sold or redeemed any capital stock or other equity interests, notes, bonds or other securities, or any option, warrant or other right to acquire the same;

                  (ix) amended its Certificate of Incorporation or Bylaws;

                  (x) made any change in the financial or accounting practices or policies customarily followed by it (other than changes required by GAAP); or

                  (xi) entered into any contract or other agreement to do any of the foregoing.

                  (h) Title; Absence of Liens. Each of Management Sub and Management has, and at the Closing SHP and Management Newco will, acquire good and valid title interests in all properties, assets and other rights included in the Management Assets and the Basis Assets, respectively, free and clear of all Liens except for Permitted Liens or as set forth on Schedule 3.1(h).

                  (i) Contracts, Permits and Other Data. Schedule 3.1(i) lists all of the following to which either Management, Lessee or any Lessee Subsidiary is a party as of the date hereof:

                  (i) contracts containing covenants limiting the freedom of Management, Lessee or any Lessee Subsidiary after the date hereof (A) to engage in any line of business or to compete with any Person or (B) to incur indebtedness for borrowed money;

                  (ii) partnership, limited liability company, or joint venture or shareholder agreements;

                  (iii) hotel franchise agreements;

                  (iv) Equipment Leases (excluding any such agreements providing for payment of less than $20,000 per annum on an individual basis or terminable without penalty upon 90 days or less prior written notice);

                  (v) Service Contracts (excluding any such agreements providing for payment of less than $20,000 per annum on an individual basis or terminable without penalty of more than $5,000 upon 90 days or less prior written notice);

                  (vi) Management Agreements;

                  (vii) any Advance Booking Agreements (excluding any such agreements providing for payment of less than $600,000 per annum on an individual basis or terminable without penalty of more than $60,000 upon 90 days or less prior written notice);

                  (viii) employment agreements;

                  (ix) contracts which provide for payments after the date hereof in excess of $100,000 during any one-year period and which are not otherwise listed on Schedule 3.1(i) or Schedules 3.1(j)(ii) through
         (vi);

                  (x) mortgages, pledges, security agreements, deeds of trust or other instruments creating or, to the Knowledge of Lessee, Management or Management Sub, as applicable, purporting to create Liens; or

                  (xi) contracts (other than this Agreement and the Implementing Agreements) for the sale or other Transfer of any material assets of Management, Management Sub, Lessee or any Lessee Subsidiary after the date hereof.

Except as specified in Schedule 3.1(i) hereto, all instruments listed on
Schedule 3.1(i) and all other rights, licenses, leases, registrations, applications, contracts, commitments and other agreements of Lessee, any Lessee Subsidiary, Management or Management Sub which are necessary to the operation of their respective businesses or by which Lessee, any Lessee Subsidiary, the Management Assets or the Basis Assets are bound to the extent they are necessary to the operation of their respective businesses are legal, valid and binding obligations of Lessee, each Lessee Subsidiary, Management or Management Sub, as applicable, and to the Knowledge of Lessee, Management or Management Sub, as applicable, each other party thereto, enforceable in accordance with their terms, except for such failures to be enforceable that would not, individually or in the aggregate, have a Material Adverse Effect. None of Lessee, any Lessee Subsidiary, Management or Management Sub or, to the Knowledge of Lessee, Management or Management Sub, any other party, is in breach or default in the performance of any obligation thereunder and no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder, in any case which would have, either individually or in the aggregate, a Material Adverse Effect.

                  (j) Properties.

                  (i) Owned Real Property. None of Management, Management Sub, Lessee or any Lessee Subsidiary owns a fee interest in any real property, and none Management, Management Sub or Lessee has owned a fee interest in any real property since April 1, 1989.

                  (ii) Leased Real Property. Schedule 3.1(j)(ii) sets forth as of the date hereof, by address, each Leased Real Property, all of which are leased from Sunstone OP or its Subsidiaries (collectively, the "Real Property Leases"). Except as set forth on Schedule 3.1(i), as of the date hereof, none of Lessee, any Lessee Subsidiary, Management or Management Sub is a lessor under any ground lease or Space Lease. Pursuant to the Real Property Leases, Management, Management Sub or Lessee holds good and valid leasehold title to the Leased Real Property, in each case in accordance with the provisions of the applicable Real Property Lease and free of all Liens except for Permitted Liens. Other than such exceptions which would not, individually or in the aggregate, have a Material Adverse Effect, all Real Property Leases (i) are legal, valid and binding obligations of Lessee, Management or Management Sub, as applicable, and to the Knowledge of Lessee, Management or Management Sub, as applicable, each other party thereto, enforceable in accordance with their terms, and
         (ii) to the Knowledge of Lessee, Management or Management Sub, grant in all respects the leasehold estates or rights of occupancy or use they purport to grant. Except as set forth on Schedule 3.1(j)(ii), as of the date hereof, there are no existing defaults (either on the part of Management, Management Sub or Lessee or, to the Knowledge of Management, Management Sub or Lessee, as applicable, any other party thereto) under any Real Property Lease and no

                                                                              19
         event has occurred which, with notice or the lapse of time, or both, would constitute a default (either on the part of Management, Management Sub or Lessee or, to the Knowledge of Management, Management Sub or Lessee, as applicable, any other party thereto) under any of the Real Property Leases, except for any of the foregoing which, individually or in the aggregate, would not have a Material Adverse Effect. The consummation of the Transactions will not result in any payment obligations under any of the Real Property Leases (whether pursuant to a "change in control" provision in the Real Property Leases or otherwise) to any Person other than Sunstone OP or its Subsidiaries, except as set forth on Schedule 3.1(j)(ii).


                  (iii) No Transfer Agreements. Except as set forth on Schedule 3.1(j)(iii), as of the date hereof, none of Management, Lessee or any Lessee Subsidiary has entered into any agreement to sell, transfer, mortgage, lease, grant any preferential right to purchase (including but not limited to any option, right of first refusal or right of first negotiation) with respect to, or otherwise dispose of or encumber all or any portion of their respective interest in, the Leased Real Property.

                  (iv) Space Leases. Except as set forth on Schedule 3.1(j)(iv), as of the date hereof, there are no Space Leases, nor are there any other tenants or occupants (other than transient guests and as otherwise contemplated in the Hotel Management Agreements) with rights to occupy all or any portion of the Real Property. A copy of each Space Lease described on Schedule 3.1(j)(iv) has been provided to SHP and is a true and accurate copy, including all amendments to date, and constitutes the entire agreement between Management, Management Sub or Lessee, as the case may be, and the other party or parties named therein. Each such Space Lease is a legal, valid and binding obligation of Lessee, Management or Management Sub, as applicable, and to the Knowledge of Lessee, Management or Management Sub, as applicable, each other party thereto, enforceable in accordance with its terms, and, to the Knowledge of Management, Management Sub or Lessee, as applicable, free of any default by any party thereto, nor has Management, Management Sub or Lessee received any written or verbal notice or other communication of any alleged breach or default thereunder. As of the date hereof, none of Management, Management Sub, Lessee or any Lessee Subsidiary is required to pay for any alterations in excess of $20,000 for any tenant which alterations have not been completed as required pursuant to the relevant lease, except as set forth on Schedule 3.1(j)(iv). To the Knowledge of Lessee, Management or Management Sub, as applicable, no brokerage commissions or finder's fees that Lessee, Management or Management Sub is required to pay in excess of $20,000 with respect to the negotiation, renewal, extension or modification of any Space Lease set forth on Schedule 3.1(i)(iv) will be owing on the Closing Date. To the Knowledge of Lessee, Management or Management Sub, as applicable, there are no pending actions or proceedings instituted against Management, Management Sub, Lessee or any Lessee Subsidiary by any tenant under any Space Lease.

                  (v) Equipment Leases, Service Contracts, Advance Booking Agreements. Schedule 3.1(j)(v), as of the date hereof, sets forth a list of all of the Equipment Leases, Service Contracts and Advance Booking Agreements which involve the payment or receipt of more than $20,000, in any individual case, or which may not be canceled on ninety (90) days notice or less without payment of any penalty in excess of $5,000 and all amendments thereto, and the expiration date of each such Equipment Lease, Service Contract and Advance Booking Agreement and, in the case of the Advanced Booking Agreements, the rates applicable thereunder (each, a "Section (v) Contract"). Each Section (v) Contract is a legal, valid and binding obligation of Lessee, Management or Management Sub, as applicable, and to the Knowledge of Lessee, Management or Management Sub, as applicable, each other party thereto, enforceable in accordance with its terms, all amounts due thereunder have been paid, to the Knowledge of Management, Management Sub or Lessee, as applicable, no default except for defaults that would not have a Material Adverse Effect by any Person exists under any Section (v) Contract and none of Management, Management Sub or Lessee has received any written notice from any party to any Section (v) Contract claiming the existence of any default under such Section (v) Contract and no such Section (v) Contract has been assigned, transferred, hypothecated, pledged or encumbered by Management, Management Sub, Lessee or any Lessee Subsidiary. None of Management, Management Sub, Lessee, any Lessee Subsidiary or any of their Affiliates has any direct or indirect ownership interests in any Person providing goods or services under the Section (v) Contracts. To the Knowledge of Management, Management Sub or Lessee, as applicable, there are no pending actions or proceedings instituted against Management, Management Sub, Lessee or any Lessee Subsidiary by any party under any Section (v) Contracts. Each Section
         (v) Contract to be transferred to SHP and Management Newco pursuant to this Agreement is transferable without consent, other than as set forth on Schedule 3.1(j)(v) attached hereto.

                  (vi) Liquor Licenses. Schedule 3.1(j)(vi) sets forth, as of the date hereof, the Liquor Licenses for the businesses conducted by Management, Management Sub, Lessee and any Lessee Subsidiary, all of which are held in the names as set forth on Schedule 3.1(j)(vi). The Liquor Licenses are legal, valid and binding obligations of Lessee, each Lessee Subsidiary, Management and Management Sub, as applicable, and to the Knowledge of Lessee, Management or Management Sub, as applicable, each other party thereto, enforceable in accordance with their terms. To the Knowledge of Management, Management Sub or Lessee, as applicable, no default except for defaults that would not have a Material Adverse Effect by any Person exists under the Liquor Licenses, and none of Management, Management Sub or Lessee has received any written notification of any material violation or alleged material violation of any applicable laws or regulations relating to the sale and service of alcoholic beverages which are outstanding and which have not been remedied. The Liquor Licenses are adequate for the operation of the business conducted by Management, Management Sub, Lessee and each Lessee Subsidiary consistent with past practice. All applicable state and federal liquor stamp taxes have been paid in full or will be paid in full on or prior to the Closing Date.

                  (vii) Other Matters. Schedule 3.1(j)(vii), as of the date hereof, is a true, correct and complete list of (A) all properties which Management, Management Sub, Lessee or any Lessee Subsidiary are obligated, or have the right, to purchase or lease, which are now not owned or leased by Management, Management Sub, Lessee or any Lessee Subsidiary,

         (B) all Real Property which Management, Management Sub, Lessee or any Lessee Subsidiary are obligated to sell or assign, (C) all Real Property which Management, Management Sub, Lessee or any Lessee Subsidiary are in the process of constructing or which are otherwise not yet fully constructed and operational and (D) all Real Property subject to purchase options, rights of first offer, rights of first refusal or similar agreements or arrangements.

         (k) Legal Proceedings. Except as described in Schedule 3.1(k), as of the date hereof, there is no litigation, claim, arbitration, proceeding or investigation to which Management, Management Sub, Lessee or any Lessee Subsidiary is a party pending or, to the Knowledge of Management, Management Sub or Lessee, as applicable, threatened against Management, Management Sub, Lessee or any Lessee Subsidiary or relating to any of the assets of Management, Management Sub, Lessee or any Lessee Subsidiary or the Transactions which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or which seeks to restrain or enjoin the consummation of any of the Transactions. None of Management, Management Sub, Lessee or any Lessee Subsidiary as of the date hereof is party to nor are any of the assets of Management, Management Sub, Lessee or any Lessee Subsidiary subject to any judgment, writ, decree, injunction or order entered by any court, governmental authority or arbitrator.

         (l) Labor Controversies. Except as set forth on Schedule 3.1(l), as of the date hereof, (i) there have been no labor strikes, slow-downs, work stoppages, lock-outs or other material labor controversies or disputes during the past two years, nor is any such strike, slow-down, work stoppage or other material labor controversy or dispute pending or, to the Knowledge of Management, Management Sub or Lessee, as applicable, threatened, in each case with respect to the current or former employees of Management, Management Sub, Lessee or any Lessee Subsidiary, (ii) none of Management, Management Sub, Lessee or any Lessee Subsidiary is a party to any labor contract, collective bargaining agreement, contract, letter of understanding or, to the Knowledge of Management, Management Sub or Lessee, as applicable, any other agreement, formal or informal, with any labor union or organization, nor are any of the employees of Management, Management Sub, Lessee or any Lessee Subsidiary represented by any labor union or organization, and (iii) none of Management, Management Sub, Lessee or any Lessee Subsidiary has closed any facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past three years nor has Management, Management Sub or Lessee planned or announced any such action or program for the future except for any of the foregoing which, individually or in the aggregate, would not have a Material Adverse Effect.

         (m) Intellectual Property and Technology. Management, Management Sub, Lessee and each Lessee Subsidiary own, or are licensed or otherwise have the right to use in the manner currently being used, all patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications, tradenames, copyrights, copyright applications, copyright registrations, franchises, URLs, domain names, permits and licenses ("Intellectual Property") used by Management, Management Sub and Lessee and necessary to the operation of their respective businesses (the "Business Intellectual Property"), subject to the terms of the respective franchise, license and other agreements. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) none of Management, Management Sub, Lessee or any Lessee Subsidiary has infringed upon or is in conflict with the Intellectual Property of any third party, except with respect to off-the-shelf software and with respect to Intellectual Property licensed under franchise agreements, such exception being applicable only if Management, Management Sub, Lessee or such Lessee Subsidiary, as the case may be, shall not be in violation of the Intellectual Property license provisions of the applicable franchise agreement,
(ii) nor has Management, Management Sub, Lessee or any Lessee Subsidiary received any written notice of any claim that Management, Management Sub, Lessee or any Lessee Subsidiary has infringed upon or is in conflict with any Intellectual Property of any third party. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all trademark registrations of each of Management, Management Sub, Lessee and Lessee Subsidiary are valid and subsisting and in full force and effect. Each of Management, Management Sub, Lessee or each Lessee Subsidiary owns or is licensed or otherwise has the right to use all of the processes, formulae, proprietary technology, inventions, trade secrets, know-how, product descriptions and specifications ("Technology") in the manner currently used by Management, Management Sub, Lessee or each Lessee Subsidiary, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there have been no written claims (whether private or governmental) against Management, Management Sub or Lessee asserting the invalidity or unenforceability of its ownership, license or other right to use any of the Technology. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the rights of Management, Management Sub, Lessee or any Lessee Subsidiary to the Business Intellectual Property or the Technology will be impaired in any way by any of the Transactions, except with respect to off-the-shelf software and with respect to Intellectual Property licensed under franchise agreements, such exception being applicable only if Management, Management Sub, Lessee or such Lessee Subsidiary, as the case may be, shall not be in violation of the Intellectual Property provisions of the applicable franchise agreement, and all of the rights of Management and Management Sub to the Business Intellectual Property and Technology included in the Management Assets and the Basis Assets will be fully enforceable by Management Newco after the Closing Date to the same extent as such rights would have been enforceable by Management or Management Sub, as the case may be, before the Closing.

                  (n) Conduct of Business in Compliance with Laws.

                  (i) Each of Management, Management Sub, Lessee and each Lessee Subsidiary has complied with all applicable laws, ordinances, regulations or orders or other requirements of any Governmental Authority applicable to it, except where the failure to be in such compliance would not have, either individually or in the aggregate, a Material Adverse Effect.

                  (ii) Each of Management, Management Sub, Lessee and each Lessee Subsidiary has all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities required for the conduct of its respective businesses as presently conducted, except where failure would not, individually or in the aggregate, have a Material Adverse Effect.

         (o) Environmental Matters. Except as set forth on Schedule 3.1(o) and except for matters that, individually or in the aggregate, would not have a Material Adverse Effect, (i) each of Management, Management Sub, Lessee and each Lessee Subsidiary complies and has complied with all Environmental Laws applicable to it, and has possessed and complied with all permits required under Environmental Laws for its respective businesses; (ii) to Management's, Management Sub's and Lessee's Knowledge, there are and have been no Materials of Environmental Concern at any property currently or formerly owned, operated or leased by Management, Management Sub, Lessee or any Lessee Subsidiary that could reasonably be expected to give rise to any liability under any Environmental Law or result in costs arising out of any Environmental Law; (iii) no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which Management, Management Sub, Lessee or any Lessee Subsidiary is, or to the Knowledge of Management, Management Sub or Lessee, as applicable, will be, named as a party is pending or, to the Knowledge of Management, Management Sub or Lessee, as applicable, threatened, with respect to Management, Management Sub, Lessee or any Lessee Subsidiary nor to the Knowledge of Management, Management Sub or Lessee, as applicable, is Management, Management Sub, Lessee or any Lessee Subsidiary the subject of any investigation in connection with any such proceeding or potential proceeding; (iv) to Management's, Management Sub's and Lessee's Knowledge, there are no past, present, or anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could be expected to prevent, or materially increase the burden on Management, Management Sub, Lessee or any Lessee Subsidiary of complying with applicable Environmental Laws or of obtaining, renewing, or complying with all permits required under Environmental Laws required under such laws; and (v) Management, Management Sub, Lessee, Alter and Biederman have provided to SHP true and complete copies of all reports with respect to Environmental Laws relating to Management, Management Sub, Lessee or each Lessee Subsidiary or the Real Property in their possession or control.

         (p) Employee Benefits. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other material employee benefit plan, trust, employment agreement, contract, agreement, policy, program or arrangement (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), any multiemployer plan, as defined in Section 3(37) of ERISA (a "Multiemployer Plan") and any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan")), whether or not any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by Management, Management Sub, Lessee, any Lessee Subsidiary, or any entity which, together with Management, Management Sub or Lessee, would be treated as a single employer under Section 414 of the Code (each a "Controlled Group Member") and covering any Controlled Group Member's active or former employees (or their beneficiaries), (ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Employee Plan). Each Employee Plan is listed in Schedule 3.1(p). With respect to the Employee Plans:

                  (i) Except as disclosed in Schedule 3.1(p), no Controlled Group Member has any continuing liability under any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by Section 4980B of the Code, or
         Section 601 (et seq.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

                  (ii) Except as disclosed in Schedule 3.1(p), each Employee Plan which is not a Multiemployer Plan (and, to the Knowledge of Management, Management Sub or Lessee, as applicable, each Multiemployer
         Plan) complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Employee Plan, and each Employee Plan which is not a Multiemployer
         Plan (and, to the Knowledge of Management, Management Sub or Lessee, as applicable, each Multiemployer Plan) has at all times been administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Employee Plan which is intended to be qualified has (A) received a favorable determination letter from the Internal Revenue Service stating that such Employee Plan meets the requirements of and is qualified under Section 401(a) of the Code, and that the trust associated with such Employee Plan is tax exempt under
         Section 501(a) of the Code, (B) an application for such determination is pending or (C) the remedial amendment period during which an application for such determination may be timely filed has not expired and such application will be timely filed before the expiration of such remedial amendment period, and to the Knowledge of Management, Management Sub or Lessee, as applicable, no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and Section 501(a) of the Code, respectively, except in circumstances in which, individually or in the aggregate, the failure to so qualify or be tax exempt would not have a Material Adverse Effect.

                  (iii) No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any Person or Governmental Authority have been filed or are pending which, individually or in the aggregate, would have a Material Adverse Effect and, to the Knowledge of Management, Management Sub or Lessee, as applicable, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Employee Plan that would have a Material Adverse Effect. Without limiting the foregoing, except in the case of the following clauses (1) through (6) as would not individually or in the aggregate have a Material Adverse Effect, the following are true with respect to each Employee Plan:

                  (1) all Controlled Group Members have filed or caused to be filed every material return, report statement, notice, declaration and other document required by any law or governmental agency, federal, state and local (including, without limitation, the Internal Revenue Service and the Department of Labor) with respect to each such Employee Plan, other than a Multiemployer Plan, each of such filings has been complete and accurate in all material respects and no Controlled Group Member has incurred any material liability in connection with such filings;

                  (2) all Controlled Group Members have delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material, all material plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions and summary annual reports, as are required under Title I of ERISA, the Code, or both, and no Controlled Group Member has incurred any material liability in connection with such deliveries;

                  (3) all contributions and payments with respect to Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code;

                  (4) with respect to each such Employee Plan, to the extent applicable, Management, Management Sub and Lessee have delivered to or have made available to Westbrook LLC true and complete copies of (i) plan documents, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy, program or arrangement and all amendments thereto, (ii) the most recent determination letter, if any, received from the Internal Revenue Service, (iii) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and actuarial reports (if required to be prepared) and (iv) all related trust agreements, insurance contract or other funding agreements that implement each such Employee Plan;

                  (5) no payment made or to be made to an officer, director or employee pursuant to an Employee Plan either before, on, or after consummation of the Transactions and contingent on or related to such transactions shall constitute an "excess parachute payment" within the meaning of Section 280G of the Code; and

                  (6) consummation of the Transactions shall not (i) give rise to a severance pay obligation with respect to those employees of Management, Management Sub or Lessee who continue employment with Management Newco or Lessee or (ii) enhance or trigger (including acceleration of vesting, payment or funding) any benefits under any Employee Plan.

                  (iv) With respect to each Employee Plan which is not a Multiemployer Plan (and to the Knowledge of Management, Management Sub or Lessee, as applicable, with respect to each Multiemployer Plan), there has not occurred, and no Person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of
         Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA which, individually or in the aggregate, would have a Material Adverse Effect.

                  (v) Except as disclosed on Schedule 3.1(p) hereto, no Controlled Group Member has maintained or been obligated to contribute to any plan subject to Code Section 412 or Title IV of ERISA (other than a Multiemployer Plan).

                  (vi) As of the date hereof, Management, Management Sub, Lessee and the Lessee Subsidiaries have approximately 4,700 employees in the aggregate, and no demand for recognition made by any labor organization is pending with respect to any such employees. Schedule 3.1(p)(vi) sets forth all collective bargaining agreements to which the Company is a party as of the date hereof and any pending grievances thereunder. None of Management, Management Sub or Lessee has at any time during the last two years (A) had, nor, to the Knowledge of Management, Management Sub or Lessee, as applicable, is there now threatened, a material strike, picketing, work stoppage, work slowdown, lockout or other labor trouble or dispute or grievance under any collective bargaining agreement or
         (B) engaged in any unfair labor practice or discriminated on the basis of age or other discrimination prohibited by applicable law in their employment conditions or practices. There are no representation petitions, unfair labor practice or age discrimination charges or complaints, or other charges or complaints alleging illegal discriminatory practices by Management, Management Sub, Lessee or any Lessee Subsidiary, pending or, to the Knowledge of Management, Management Sub or Lessee, as applicable, threatened before the National Labor Relations Board or any other governmental body. Neither Management, Management Sub, Lessee nor any ERISA Affiliate has incurred any liability or obligation under the Worker Adjustment and Retaining Notification Act or similar state laws which remains unpaid or unsatisfied.

                  (vii) All insurance premiums required to be paid with respect to Employee Plans as of the Effective Time have been or will be paid prior thereto and adequate reserves have been provided for on the balance sheets of Management and Lessee for any premiums (or portions thereof) attributable to service on or prior to the Closing Date.

                  (q) Entire Business. The properties, assets and other rights of Lessee constitute all of the properties, assets and other rights necessary for the conduct of the business of Lessee as currently conducted. As of the Closing, Management and Management Sub will have transferred or caused to be transferred to SHP all of the properties, assets and other rights of Management and Management Sub used in the conduct of their business as currently conducted.

                  (r)      Tax Matters.

                  (i) Management, Management Sub, Lessee and each Lessee Subsidiary have filed all Tax Returns required to be filed in the manner prescribed by law, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have paid all Taxes due (whether or not shown on such Tax Returns), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Taxes that Lessee, each Lessee Subsidiary, Management or Management Sub are or were required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate governmental authority.

                  (ii) Except as set forth on Schedule 3.1(r)(ii), as of the date hereof, to the Knowledge of Lessee, Management or Management Sub, as applicable, no action, suit, proceeding, investigation, claim or audit has been commenced, or is threatened in writing, with respect to Lessee, any Lessee Subsidiary, Management or Management Sub in respect of any Taxes. Any deficiency proposed as a result of such action, suit, proceeding, investigation, claim or audit has been paid or, as described on Schedule 3.1(r)(ii), are being contested in good faith by appropriate proceedings.

                  (iii) Except as set forth on Schedule 3.1(r)(iii) or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of Lessee, any Lessee Subsidiary, Management or Management Sub will be required to include any amount in income for any taxable period ending after the Closing Date by reason of a change in method of accounting, any closing or similar agreement with a governmental authority, any installment sale or any other item which economically accrued prior to the Closing Date.

                  (iv) Lessee and Management have at all times qualified as, and have elected to be treated as, "S Corporations" as defined in section 1361 of the Code and no assets of Lessee or Management are subject to section 1374 of the Code.

                  (v) None of Lessee, any Lessee Subsidiary, Management or Management Sub could be responsible to pay the Taxes of any other Person under any agreement or otherwise.

                  (s) Year 2000 Compliance. To the Knowledge of Lessee, Management or Management Sub, as applicable, all of the computer programs, computer firmware, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized and/or software system(s) that are used or relied on by Management, Management Sub Lessee or any Lessee Subsidiary in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing, and/or receiving date-related data into and between the twentieth and twenty-first centuries in a manner that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

                  (t) Contracts with Certain Persons. Schedule 3.1(t) sets forth each agreement or arrangement between Lessee, any Lessee Subsidiary, Management and Management Sub, on the one hand, and Alter, Biederman, Sunstone, Sunstone OP, or any other Affiliate of Lessee, any Lessee Subsidiary, Management or Management Sub, or any officers, directors, or holders of more than a 10% equity interest in any of the foregoing, on the other hand in excess of $100,000.

                  (u) Insurance. Each of Management, Management Sub, Lessee and each Lessee Subsidiary maintain policies of fire, flood and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are reasonable for the businesses, properties and assets of Management, Management Sub, Lessee and the Lessee Subsidiaries. As of the date hereof, the insurance policies maintained with respect to each of Management, Management Sub, Lessee and each Lessee Subsidiary and their respective businesses, assets and properties (the "Insurance Policies") are listed in Schedule 3.1(u). All such Insurance Policies are in full force and effect, and all premiums due and payable thereon have been paid except for any of the foregoing which, individually or in the aggregate, would not have a Material Adverse Effect. To the Knowledge of Lessee, Management or Management Sub, as applicable, no insurer under any such policy has canceled or generally disclaimed liability under any such policy or indicated any intent to do so or to materially increase the premiums payable under or not renew any such policy except for any of the foregoing which, individually or in the aggregate, would not have a Material Adverse Effect.

                  (v) Certain Fees. Except as set forth on Schedule 3.1(v), none of Management, Management Sub, Lessee or any Lessee Subsidiary nor the officers, directors or employees thereof have employed any broker or finder or incurred any other Liability for any brokerage fees, commissions or finders' fees in connection with the Transactions.

         3.2 Additional Representations and Warranties of the Alter Entities. Each of the Alter Entities jointly and severally represents and warrants to Biederman, SHP and the Westbrook Entities as follows:

                  (a) Due Organization; Power and Good Standing. Each Alter Entity that is an entity is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. Each Alter Entity that is an entity has all requisite power and authority, and Alter has the legal capacity, power and authority, to enter into this Agreement and the Implementing Agreements to which it is a party and to perform its obligations hereunder and thereunder. Each Alter Entity that is an entity is qualified to do business and is in good standing as a foreign corporation, partnership or other entity, as applicable, in all jurisdictions in which it conducts its business, except where the failure to be so qualified would not, individually or in the aggregate, materially adversely affect its ability to perform its obligations hereunder or under the Implementing Agreements to which it is a party. Alter is not married as of the date of this Agreement and agrees that if he becomes married prior to the Closing Date, his spouse shall execute and deliver an acknowledgment to the other parties hereto to the effect of the consent set forth in Section 9.14.

         (b) Authorization and Validity of Agreement. The execution, delivery and performance by each Alter Entity of this Agreement and the Implementing Agreements to which it is a party and the consummation by such Alter Entity of the Transactions have been duly authorized by all necessary action on the part of such Alter Entity. This Agreement and each of the Implementing Agreements to which each Alter Entity is a party have been duly executed and delivered by such Alter Entity and constitutes a valid and legally binding obligation of such Alter Entity, enforceable against it in accordance with its terms.

         (c) No Government Approvals or Notices Required; No Conflict with Instruments. Except as described in Schedule 3.2(c), the execution, delivery and performance of this Agreement and the Implementing Agreements to which each Alter Entity is a party and the consummation by each Alter Entity of the Transactions will not (i) with respect to each Alter Entity that is an entity, violate, conflict with or result in a breach of any provision of the Certificate of Incorporation, Bylaws or limited partnership agreement of such Person, as applicable, (ii) except for any filings required under the HSR Act, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) require the consent or approval of any Person (other than a Governmental Authority), violate, conflict with or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any Person any right of termination, cancellation, amendment, purchase, sale or acceleration under, or result in the creation of a Lien on any of the assets, properties or stock of any of the Alter Entities, Management, Management Sub, Lessee, any Lessee Subsidiary, Sunstone or any of Sunstone's Subsidiaries under, any of the provisions of any contract, lease, note, permit, franchise, license or other instrument or agreement to which such Person is a party or by which it or its assets or properties are bound or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority or arbitrator applicable to any Alter Entity, Management, Management Sub, Lessee, any Lessee Subsidiary, Sunstone or any of Sunstone's Subsidiaries, or any of their respective assets or properties; other than any consents and approvals the failure of which to obtain and any violations, conflicts, breaches and defaults set forth pursuant to clauses (ii), (iii) and (iv) above which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         (d) Legal Proceedings. Except as described in Schedule 3.2(d), as of the date hereof, there is no litigation, claim, arbitration, proceeding or investigation to which any Alter Entity is a party pending or, to the Knowledge of each Alter Entity, threatened against such Alter Entity or relating to any of the assets of such Alter Entity or the Transactions which, either individually or in the aggregate, would reasonably be expected to restrain or enjoin the consummation of any of the Transactions.

         (e) Certain Fees. Except as set forth on Schedule 3.2(e), no Alter Entity has employed any broker or finder or incurred any other Liability for any brokerage fees, commissions or finders' fees in connection with the Transactions.

         (f) Investment Intent. The Alter Entities are acquiring their interests in SHP for their own account for investment, without a view to, or for a resale in connection with, the distribution thereof in violation of U.S. Federal or state or applicable foreign securities laws and with no present intention of distributing or reselling any part thereof. The Alter Entities will not so distribute or resell any of such interest in violation of any such law.

         (g) Equity Ownership. (i) Alter owns, beneficially and of record, and has good title to 318,961 OP Units and 100 shares of Lessee Stock (provided that upon the effect of the Recapitalization, Alter shall own, beneficially and of record and shall have good title to, 800 shares of Lessee Class A Voting Stock and 800 shares of Lessee Class B Non-Voting Stock); (ii) Alter Investment Group owns, beneficially and of record, and has good title to 99,251 OP Units; and
(ii) Riverside owns, beneficially and of record, and has good title to 80,000 OP Units, in each case free and clear of any Liens (other than the Lien set forth on Schedule 3.2(g) (the "Wells Fargo Lien"), which shall be released at or prior to Closing, and the Lien in favor of Sunstone OP created pursuant to the Agreement set forth on Schedule 3.2(h)), agreements or limitations on voting rights of any nature whatsoever other than restrictions imposed by the Securities Act of 1933, as amended (the "Securities Act"), applicable state securities and "Blue Sky" laws and, with respect to OP Units, the Partnership Agreement.

         (h) Title; Absence of Liens. At the Closing, SHP will acquire from the Alter Entities good title to 418,292 OP Units, 800 shares of Lessee Class A Voting Stock and 800 shares of Lessee Class B Non-Voting Stock, free and clear of all Liens (other than Liens created, imposed or granted by SHP and the Lien in favor of Sunstone OP created pursuant to the Agreement set forth on Schedule 3.2(h)), agreements or limitations on voting rights of any nature whatsoever other than restrictions imposed by the Securities Act and applicable state securities and "Blue Sky" laws.

      3.3 Additional Representations and Warranties of Biederman. Biederman represents and warrants to the Alter Entities, SHP and the Westbrook Entities as follows:

         (a) Power and Authority. Biederman has all requisite power and authority to enter into this Agreement and the Implementing Agreements to which he is a party and to perform his obligations hereunder and thereunder.

         (b) Validity of Agreement. This Agreement has been, and each of the Implementing Agreements to which Biederman is a party will on the Closing Date be, duly executed and delivered by Biederman, and constitutes or, in the case of the Implementing Agreements, upon execution thereof will constitute, a valid and legally binding obligation of Biederman, enforceable against him in accordance with its terms.

         (c) No Government Approvals or Notices Required; No Conflict with Instruments. Except as described in Schedule 3.3(c), the execution, delivery and performance of this Agreement and the Implementing Agreements to which Biederman is a party in his individual capacity by him, and the consummation by Biederman of the Transactions will not (i) except for any filings required under the HSR Act, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (ii) require the consent or approval of any Person (other than a Governmental Authority), violate, conflict with or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any Person any right of termination, cancellation, amendment, purchase, sale or acceleration under, or result in the creation of a Lien on any of the assets, properties or stock of Management, Management Sub, Lessee, any Lessee Subsidiary, Sunstone or any of Sunstone's Subsidiaries under, any of the provisions of any contract, lease, note, permit, franchise, license or other instrument or agreement to which such Person is a party or by which it or its assets or properties are bound or (iii) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority or arbitrator applicable to Biederman, Management, Management Sub, Lessee, any Lessee Subsidiary, Sunstone or any of Sunstone's Subsidiaries, or any of their respective assets or properties; other than any consents and approvals the failure of which to obtain and any violations, conflicts, breaches and defaults set forth pursuant to clauses (ii), (iii) and (iv) above which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         (d) Legal Proceedings. Except as described in Schedule 3.3(d), as of the date hereof, there is no litigation, claim, arbitration, proceeding or investigation to which Biederman is a party pending or, to the Knowledge of Biederman, threatened against Biederman which, either individually or in the aggregate, would reasonably be expected to restrain or enjoin the consummation of any of the Transactions.

         (e) Certain Fees. Except as set forth on Schedule 3.3(e), Biederman has not employed any broker or finder or incurred any other Liability for any brokerage fees, commissions or finders' fees in connection with the Transactions.

         (f) Investment Intent. Biederman is acquiring his interest in SHP for his own account for investment, without a view to, or for a resale in connection with, the distribution thereof in violation of U.S. Federal or state or applicable foreign securities laws and with no present intention of distributing or reselling any part thereof. Biederman will not so distribute or resell any of such interest in violation of any such law.

         (g) Equity Ownership. Biederman owns, beneficially and of record, and has good title to 38,680 shares of Sunstone Stock, 382,647 OP Units and 25 shares of Lessee Stock (provided that upon the effect of the Recapitalization, Biederman shall own, beneficially and of record and shall have good title to, 200 shares of Lessee Class A Voting Stock and 200 shares of Lessee Class B Non-Voting Stock), in each case free and clear of any Liens (other than the Lien in favor of Sunstone OP created pursuant to the Agreement set forth on Schedule 3.2(h)), agreements or limitations on voting rights of any nature whatsoever other than restrictions imposed by the Securities Act and applicable state securities and "Blue Sky" laws and, with respect to OP Units, the Partnership Agreement.

         (h) Title; Absence of Liens. At the Closing, SHP will acquire from Biederman good title to 382,647 OP Units, 200 shares of Lessee Class A Voting Stock and 200 shares of Lessee Class B Non-Voting Stock, free and clear of all Liens (other than Liens created, imposed or granted by SHP and the Lien in favor of Sunstone OP created pursuant to the Agreement set forth on Schedule 3.2(h)), agreements or limitations on voting rights of any nature whatsoever other than restrictions imposed by the Securities Act and applicable state securities and "Blue Sky" laws.

      3.4 Representations and Warranties of the Westbrook Entities. Each of the Westbrook Entities jointly and severally represents and warrants to SHP, the Alter Entities, Biederman, Management and Management Sub as follows:

         (a) Due Organization; Power and Good Standing. Each Westbrook Entity is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. Each Westbrook Entity has all requisite power and authority to enter into this Agreement and the Implementing Agreements to which it is a party and to perform its obligations hereunder and thereunder. Each Westbrook Entity is qualified to do business and is in good standing as a foreign corporation, partnership or other entity, as applicable, in all jurisdictions in which it conducts its business, except where the failure to be so qualified would not, individually or in the aggregate, materially adversely affect its ability to perform its obligations hereunder or under the Implementing Agreements to which it is a party.

         (b) Authorization and Validity of Agreement. The execution, delivery and performance by each Westbrook Entity of this Agreement and the Implementing Agreements to which it is a party and the consummation by such Westbrook Entity of the Transactions have been duly authorized by all necessary action on the part of such Westbrook Entity. This Agreement and each of the Implementing Agreements to which each Westbrook Entity is a party have been duly executed and delivered by such Westbrook Entity and constitutes a valid and legally binding obligation of such Westbrook Entity, enforceable against it in accordance with its terms.

         (c) No Government Approvals or Notices Required; No Conflict with Instruments. The execution, delivery and performance of this Agreement and the Implementing Agreements to which each Westbrook Entity is a party and the consummation by each Westbrook Entity of the Transactions will not (i) violate, conflict with or result in a breach of any provision of the limited liability company agreement or partnership agreement of such party, as applicable, (ii) except for any filings required under the HSR Act, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) require the consent or approval of any Person (other than a Governmental Authority), violate, conflict with or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any Person any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of the assets, properties or limited liability interests of such Westbrook Entity, under, any of the provisions of any contract, lease, note, permit, franchise, license or other instrument or agreement to which such Westbrook Entity is a party or by which it or its assets or properties are bound, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority or arbitrator applicable to such Westbrook Entities or its assets or properties; other than any consents and approvals the failure of which to obtain and any violations, conflicts, breaches and defaults set forth pursuant to clauses
(ii), (iii) and (iv) above which, individually or in the aggregate, would not materially adversely affect the ability of such Westbrook Entity to perform its obligations hereunder or under the Implementing Agreements to which it is a party.

         (d) Legal Proceedings. Except as described in Schedule 3.4(d), as of the date hereof, there is no litigation, claim, arbitration, proceeding or investigation to which any Westbrook Entity is a party pending or, to the Knowledge of each Westbrook Entity, threatened against such Westbrook Entity or relating to any of the assets of such Westbrook Entity or the Transactions which, either individually or in the aggregate, would reasonably be expected to restrain or enjoin the consummation of any of the Transactions.

         (e) Certain Fees. None of the Westbrook Entities nor any of their members or partners, nor the officers, directors or employees thereof have employed any broker or finder or incurred any other Liability for any brokerage fees, commissions or finders' fees in connection with the Transactions.

         (f) Investment Intent. Westbrook LLC is acquiring its interest in SHP for its own account for investment, without a view to, or for a resale in connection with, the distribution thereof in violation of U.S. Federal or state or applicable foreign securities laws and with no present intention of distributing or reselling any part thereof. Westbrook LLC will not so distribute or resell any of such interest in violation of any such law.

         (g) Control. Westbrook Real Estate Partners III, L.L.C. controls each of the Westbrook Entities.

      3.5 Representations and Warranties of SHP. SHP represents and warrants to the Alter Entities, the Westbrook Entities, Biederman, Management and Management Sub as follows:

         (a) Due Organization; Power and Good Standing. SHP is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. SHP has all requisite power and authority to enter into this Agreement and the Implementing Agreements to which it is a party and to perform its obligations hereunder and thereunder. SHP is qualified to do business and is in good standing as a foreign corporation, partnership or other entity, as applicable, in all jurisdictions in which it conducts its business, except where the failure to be so qualified would not, individually or in the aggregate, materially adversely affect its ability to perform its obligations hereunder or under the Implementing Agreements to which it is a party.

         (b) Authorization and Validity of Agreement. The execution, delivery and performance by SHP of this Agreement and the Implementing Agreements to which it is a party and the consummation by SHP of the Transactions have been duly authorized by all necessary action on the part of SHP. This Agreement and each of the Implementing Agreements to which

SHP is a party have been duly executed and delivered by SHP and constitutes a valid and legally binding obligation of SHP, enforceable against it in accordance with its terms.

         (c) No Government Approvals or Notices Required; No Conflict with Instruments. Except as described in Schedule 3.5(c), the execution, delivery and performance of this Agreement and the Implementing Agreements to which it is a party by SHP and the consummation by SHP of the Transactions will not (i) violate, conflict with or result in a breach of any provision of the limited liability company agreement of such party, (ii) except for any filings required under the HSR Act, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) require the consent or approval of any Person (other than a Governmental Authority), violate, conflict with or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any Person any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of the assets, properties or limited liability interests of SHP, under, any of the provisions of any contract, lease, note, permit, franchise, license or other instrument or agreement to which SHP is a party or by which it or its assets or properties are bound, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority or arbitrator applicable to SHP or its assets or properties; other than any consents and approvals the failure of which to obtain and any violations, conflicts, breaches and defaults set forth pursuant to clauses (ii), (iii) and
(iv) above which, individually or in the aggregate, would not materially adversely affect the ability of SHP to perform its obligations hereunder or under the Implementing Agreements to which it is a party.

         (d) Legal Proceedings. Except as described in Schedule 3.5(d), as of the date hereof, there is no litigation, claim, arbitration, proceeding or investigation to which SHP is a party pending or, to the Knowledge of SHP, threatened against SHP or relating to any of the assets of SHP or the Transactions which, either individually or in the aggregate, would reasonably be expected to restrain or enjoin the consummation of any of the Transactions beyond December 31, 1999. As of the date hereof, SHP is not party to nor are any of the assets of SHP subject to any judgment, writ, decree, injunction or order entered by any court, governmental authority or arbitrator.

      3.6 Survival of Representations and Warranties. Each of the representations and warranties given by the parties in Article III shall be deemed repeated and remade at the Closing as if made at such time and shall, notwithstanding any investigation on the part of any other party, survive the Closing until the two year anniversary thereof, at which time such representations and warranties will terminate, provided that the representations and warranties contained in Sections 3.1(d), 3.1(h), 3.2(g), 3.2(h), 3.3(g) and 3.3(h) shall survive the Closing and shall not terminate, and the representations and warranties contained in Sections 3.1(p) and 3.1(r) shall survive until the expiration of the statute of limitations with respect thereto.

      3.7 Exclusion of Lessee/Manager Agreement. The parties hereto acknowledge that Alter, Biederman, Lessee and Management are parties to the Lessee/Manager Agreement, dated the date hereof (the "Lessee/Manager Agreement"), which, among other things, grants Sunstone, Sunstone OP and certain other parties the right, under certain circumstances, following the termination of the Merger Agreement, to acquire all of the Lessee Stock and Management Stock owned by Alter and Biederman and waive any claims of breach of representations, warranties or covenants arising out of or in connection with the transactions contemplated by the Lessee/Manager Agreement.

                                   ARTICLE IV

                                    COVENANTS

         4.1 Conduct of Business Pending the Closing. Except with the prior written consent of Westbrook LLC and except as may be expressly permitted by this Agreement, prior to the Closing, each of Management, Management Sub and Lessee shall, and Lessee shall cause each Lessee Subsidiary, and Alter and Biederman shall, and shall cause Lessee and each Lessee Subsidiary and, in the case of Alter, Management and Management Sub to, operate its business only in the usual, regular and ordinary manner, on a basis consistent with past practice and, to the extent consistent with such operation, use its reasonable best efforts to preserve its present business organization intact, keep available the services of its present employees, preserve its present business relationships and maintain all rights, privileges and franchises necessary or desirable in the normal conduct of those businesses. Without limitation of the foregoing, prior to the Closing, except as expressly permitted by this Agreement, each of Management, Management Sub and Lessee shall not, and Lessee shall cause each Lessee Subsidiary, and Alter and Biederman shall not, and shall cause Lessee and each Lessee Subsidiary and, in the case of Alter, Management and Management Sub not to:

                  (a) amend its Certificate of Incorporation or Bylaws;

                  (b) issue, purchase or redeem, or authorize or propose the issuance, purchase or redemption of, or declare or pay any dividend with respect to, any shares of its capital stock or any class of securities convertible into, or rights, warrants or options to acquire, any such shares of other convertible securities, except for dividends on the capital stock of Management and Lessee which do not exceed $500,000 in the aggregate since December 31, 1998;

                  (c) form any partnership, limited liability company or other joint venture (other than in the ordinary course consistent with past practice of such business), acquire or dispose of any business (whether by merger, purchase or otherwise) or of any assets (other than in the ordinary course consistent with past practice of such business) or acquire or dispose of any investment in any Person;

                  (d) make or incur any capital expenditures other than in the ordinary course of business consistent with past practice and in no event in excess of $20,000 individually or $200,000 in the aggregate;

                  (e) enter into any transaction involving the incurrence, assumption or guarantee of indebtedness other than in the ordinary course of business consistent with past practice;

                  (f) enter into any agreement of the type described in Sections 3.1(i), 3.1(j)(ii) through (v) or 3.1(t) which contemplates payments in excess of $200,000 during any one year or $600,000 over the term of the contract; provided, however, that Lessee or Management may enter into any agreement or amend any existing agreement in connection with the acquisition or development of hotels by Sunstone or any Subsidiary thereof but only to the extent that (x) such acquisition or development is in compliance with the Merger Agreement and
(y) any such agreement is of the type and contains terms that are in the ordinary course of business consistent with past practice of Lessee or Management, as applicable; provided further, that Lessee may pay reasonable legal fees and expenses incurred in connection with the Transactions;

                  (g) except as provided in Section 4.1(f), terminate or amend in any material respect any agreement listed or required to be listed on
Schedule 3.1(i), 3.1(j)(ii) through (v) or 3.1(t)

                  (h) file any voluntary petition for bankruptcy or receivership or fail to oppose any other Person's petition for bankruptcy of, or action to appoint a receiver regarding, it;

                  (i) except as required by applicable law or to the extent required under existing employee benefit plans, agreements or arrangements as in effect on the date of this Agreement, (A) increase the compensation or fringe benefits of any employee, except for increases, in the ordinary course of business, in salary or wages of employees who are not directors or officers, (B) grant any severance or termination pay to any employee or (C) enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any employee; provided that Lessee (on behalf of SHP) shall be permitted to make or agree to make payments as described on
Schedule 2.1(m) hereto;

                  (j) change any accounting principle except as required by GAAP;

                  (k) make any election with respect to Taxes;

                  (l) cancel any indebtedness payable to it in excess of $10,000;

                  (m) make any loan or other advance to any Person other than advances to wholly-owned Subsidiaries in existence on the date hereof;

                  (n) take any willful action which would cause any representation or warranty of Alter or Biederman contained in this Agreement to be or become untrue at Closing in any material respect; or

                  (o) authorize any of, or commit or agree to take any of, the foregoing actions.

                  Notwithstanding anything to the contrary herein, Management, Management Sub and Lessee shall have the unrestricted right but not the obligation to pay off Liabilities under the loan agreement set forth on Schedule 4.1(o) (the "Lessee Line of Credit").

         4.2 Transfers and Voting of Equity Interests. (a) From the date hereof until the Closing, the Alter Entities and Biederman each agree not to Transfer any capital stock of Management, Management Sub, Lessee or Sunstone or any interest in Sunstone OP owned by it except for the Transfers contemplated by this Agreement or otherwise in connection with the Merger.

                  (b) The Alter Entities and Biederman each (i) agree to vote (including by proxy or written consent) all Sunstone Stock and OP Units and any other interests in Sunstone or Sunstone OP owned or controlled by it in favor of the Merger Agreement, the Partnership Merger Agreement, the Merger, the Partnership Merger and the Transactions at any meeting of stockholders of Sunstone or unitholders of Sunstone OP called for that purpose; and (ii) covenant not to enter into any agreement or instrument restricting or transferring its right to vote such shares and units or which otherwise conflicts with its obligations under this Section 4.2.

                  (c) WREF I (i) agrees to vote (including by proxy or written consent) all Sunstone Stock and OP Units and any other interests in Sunstone or Sunstone OP owned or controlled by it in favor of the Merger Agreement, the Partnership Merger Agreement, the Merger, the Partnership Merger and the Transactions at any meeting of stockholders of Sunstone or unitholders of Sunstone OP called for that purpose and (ii) covenants not to enter into any agreement or instrument restricting or transferring its right to vote such shares and units or which otherwise conflicts with its obligations under this
Section 4.2; provided that notwithstanding anything to the contrary in this
Section 4.2(c), WREF I shall be permitted to transfer its Sunstone Stock and OP Units and any other interests in Sunstone or Sunstone OP to any general or limited partner of WREF I provided that the transferee expressly assumes WREF I's obligations hereunder.

         4.3 Access to Information. From the date hereof to the Closing, each of Management and Lessee shall, and Lessee shall cause each Lessee Subsidiary, and Alter and Biederman shall, and shall cause Lessee and, in the case of Alter, Management to, upon prior reasonable notice, afford the officers, employees, auditors and other agents of the Westbrook Entities reasonable access during normal business hours to the officers, employees, properties, offices, plants and other facilities of Management, Lessee and the Lessee Subsidiaries and to the contracts, commitments, books and records relating thereto, and shall use commercially reasonable efforts to furnish such Persons all such documents and such financial, operating and other data and information regarding such businesses and Persons that are in the possession of such Person as the Westbrook Entities, through their officers, employees or agents, may from time to time reasonably request. All such information will be provided subject to the confidentiality provisions contained in the letter agreement dated April 5, 1999 between Alter and WF III.

         4.4 Agreement to Cooperate; Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including providing information and using reasonable best efforts to obtain all necessary or appropriate waivers, consents and approvals, and effecting all necessary registrations and filings; provided, however, that, without the prior written consent of Westbrook LLC, no party shall pay any cash or other consideration, make any commitments or incur any liability or other obligation in an aggregate amount in excess of $200,000 in connection with the obtaining of all consents required to effect the Transactions. In case at any time after the Closing Date any further action is necessary or desirable to transfer any of the Management Assets, Basis Assets, Sunstone Stock or OP Units pursuant to the terms of this Agreement, or to otherwise to carry out the terms of this Agreement, the parties hereto and their respective Affiliates shall execute such further documents (including assignments, acknowledgments and consents and other instruments of transfer) and shall take such further action as shall be necessary or desirable to effect such transfer and to otherwise carry out the terms of this Agreement, in each case to the extent not inconsistent with applicable law provided that Alter, Management and Management Sub are not required to make any payments thereby and are reimbursed for all expenses and costs incurred.

         4.5 Consents. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, conveyance, transfer, assignment or delivery or attempted sale, conveyance, transfer, assignment or delivery to SHP or Management Newco of any Management Asset (including any assumed contract, license or other agreement) is prohibited by applicable law or would require any governmental or third-party authorization, approval, consent or waiver and such authorization, approval, consent or waiver shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, conveyance, transfer, assignment or delivery, or an attempted sale, conveyance, transfer, assignment or delivery thereof if any of the foregoing would constitute a breach of applicable law or the rights of any third party; provided, however, that, except to the extent that a condition to closing set forth herein, if any, relating to the foregoing shall not be satisfied (in which case the Closing shall not occur unless waived by Westbrook LLC), the Closing shall occur notwithstanding the foregoing on account of such required authorization. Following the Closing, Alter and Management shall use all reasonable best efforts to obtain promptly such authorizations, approvals, consents or waivers provided, however, that neither Alter nor Management shall be required to make any payments to obtain such authorizations, approvals, consents or waivers. Pending or in the absence of such authorization, approval, consent or waiver, Alter and Management shall enter into reasonable and lawful arrangements which do not conflict with the terms of any agreements relating to the Management Assets or the Basis Assets in existence as of the date of this Agreement with SHP and/or Management Newco designed to provide to SHP and/or Management Newco the benefits and liabilities of use of such Management Assets and Basis Assets provided that Alter and Management are not required to make any payments thereby and are reimbursed for all expenses and costs incurred.

         4.6 Public Statements. Before any party to this Agreement or any Affiliate of such party shall release any statements concerning this Agreement or the matters contemplated hereby which is intended for or may result in public dissemination thereof, such party shall cooperate with the other parties and provide the other parties the reasonable opportunity to review and comment upon any such statements and shall not release or permit release of any such information without the consent of the other parties, which shall not be unreasonably withheld.

         4.7 Notification of Certain Matters. Each party to this Agreement shall give prompt notice to each other party of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.7 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by any party pursuant to this Section 4.7 shall be deemed to amend or supplement the disclosures set forth on the Schedules hereto or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

         4.8 Employee Matters. (a) SHP shall cause Management Newco and Lessee to promptly pay or provide when due all compensation and benefits earned or accrued through or prior to the Closing Date as provided pursuant to the terms of any compensation arrangements, employment agreements and employee or director pension, welfare benefit or employee benefit plans, programs, arrangements and policies in existence as of the date hereof for all employees (and former employees) and directors (and former directors) of Management Newco and Lessee and listed on any Schedule to this Agreement. SHP shall cause Management Newco and Lessee to pay promptly or provide when due all compensation and benefits required to be paid pursuant to the terms of any individual agreement with any current or former employee or director in effect and listed on Schedule 4.8(a) to this Agreement. Nothing in this Agreement shall require the continued employment of any Person or prevent SHP and/or Management Newco or Lessee from taking any action or refraining from taking any action which Management or Lessee could take or refrain from taking prior to the Closing Date. Notwithstanding the above, except as set forth on Schedule 4.8(a), SHP shall cause Management Newco and Lessee to pay compensation to any key employee in accordance with compensation parameters agreed to by Alter and Westbrook LLC and as provided in the LLC Agreement and this Agreement.

                  (b) After the Closing Date, all employees of Management or Lessee who continue employment with SHP and/or Management Newco or Lessee shall, at the option of SHP, either continue to be eligible to participate in an "employee benefit plan," as defined in Section 3(3) of ERISA, of Management or Lessee which is, at the option of SHP, continued by SHP, Management Newco or Lessee, or alternatively shall be eligible to participate in any "employee benefit plan," as defined in Section 3(3) of ERISA, established, sponsored or maintained by SHP, Management Newco or Lessee after the Closing Date; provided that the employee benefits immediately after the Closing shall be no less favorable to the employees of Management and Lessee in the aggregate than the employee benefits immediately prior to the Closing; and provided further that nothing contained in this Section 4.8(b) shall in any way limit the ability of SHP, Management Newco or Lessee to modify any employee benefits in any respect following the Closing. With respect to each such employee benefit plan not formerly maintained by Management or Lessee, service with Management, Lessee or any Controlled Group Member (as applicable) shall be included for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to and level of benefits (other than accrual of benefits under any defined benefit plan) and all pre-existing condition exclusions and waiting periods shall be waived and expenses incurred by any employee for deductibles and copayments in the portion of the year prior to the date employee first becomes a participant in such employee benefit plan shall be credited to the benefit of such employee under such employee benefit plan for the year in which the employee's participation commences.

                  (c) With respect to any accrued but unused vacation time to which any Transferred Employee is entitled pursuant to the vacation policy applicable to such Employee immediately prior to the Closing (the "Vacation Policy"), SHP shall cause Management Newco and Lessee to allow such Employee to use such accrued vacation; provided, however, that if SHP deems it necessary to disallow such employee from taking such accrued vacation, SHP shall cause Management Newco and Lessee to be liable for and pay in cash to each such Employee an amount equal to such vacation time in accordance with terms of the Vacation Policy.

         4.9 Transfer Taxes. SHP shall bear all share transfer taxes, recording fees and other sales, transfer, use, purchase, stamp or similar taxes resulting or arising out of the Transactions.

         4.10 Injunctions or Restraints. In the event that there exists at or prior to Closing (i) any injunction, restraining order or other decree of any nature of any court of competent jurisdiction or other Governmental Authority that is in effect that restrains or prohibits the consummation of any of the Transactions or (ii) any action taken, or any statute, rule, regulation or order enacted, entered or enforced, which makes the consummation of the Transactions illegal, each party to this Agreement shall use their reasonable commercial efforts to have any such injunction, order, decree, action, statute, rule or regulation vacated or declared inapplicable.

         4.11 Certification of United States Status of Alter and Biederman. Each of Alter and Biederman shall deliver as of Closing to SHP a certificate, duly executed and acknowledged, certifying that each is not a foreign person, as defined in Treasury regulation section 1.1445-2(b)(2)(i), such certification in the form similar to that described in Treasury regulation section 1.1445-2(b)(2)(iii)(A) or otherwise meeting the requirements of Treasury regulation section 1.1445-2(b)(2).

         4.12 Spousal Claims. Alter agrees to maintain all Lessee Stock, OP Units and other property to be contributed to SHP pursuant to Section 2.1 hereof free from all potential spousal claims including election share, community property interest or otherwise.

         4.13 Tax Matters. (a) Guaranty or Indemnity. To enable Riverside, Management, Alter and Biederman (the "Contributors") at their election to defer the recognition of gain for federal income tax purposes resulting from their contribution to SHP pursuant to Section 2.1 hereof at Closing, or at any time subsequent thereto in accordance with the terms hereof, SHP agrees to permit, and to cause its Subsidiaries to permit, the Contributors to guarantee at the Contributors' option (or indemnify SHP or its Affiliates at the Contributors' option) at or any time after the Closing, upon the request of any Contributor, indebtedness of SHP or its Subsidiaries in an amount not to exceed $10.5 million to be allocated among such Contributors as set forth in Schedule 4.13. Such guarantee or indemnity will be with respect to debt chosen by the Contributors, subject to the consent of the Westbrook Entities with respect to which debt shall be guaranteed or indemnified, which consent shall not be unreasonably withheld, and shall guarantee or indemnify the bottom portion of such debt. The Westbrook Entities hereby consent to the guarantee by the Contributors of the debt to be provided by PaineWebber in connection with the Merger and any indebtedness that replaces such indebtedness.

                  (b) Representatives. For purposes of this Section 4.13(b), the Contributors shall designate Alter as their representative and if Alter is unavailable, Biederman as their representative, for purposes of coordinating any guarantees, indemnities, or other items set forth in such sections.

                  (c) Allocation Method. SHP covenants that the "traditional method" (without curative allocations), as defined in Treas. Reg. Section 1-704-3(b), of allocating income, gain, loss and deduction to account for the variation between the fair market value and adjusted basis of the property for federal income tax purposes, shall be used with respect to (i) the contribution of any property (other than cash) that has been contributed by a member to SHP, and (ii) any revaluation of such property, pursuant to Treas. Reg. Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g) and 1.704-3(a)(6).

         4.14 Tax Filing. The parties to this Agreement agree to report the Transactions in the manner described in Section 2.1 hereto for purposes of filing any and all Tax and information returns and to take and defend positions consistent therewith in all dealings with the Internal Revenue Service, and all other government authorities (except upon a decision by a final taxing authority in which case any returns shall be amended to be consistent with such decision and any future returns shall be filed consistently with such decision).

         4.15 Certain Obligations. (a) SHP will use its reasonable best efforts to secure the release of each of Alter and Biederman from their respective obligations incurred following the Closing under the guarantees and indemnities listed in Schedule 4.15(a), which release may be accomplished (at SHP's election) by issuances of guarantees or indemnities by SHP with respect to such obligations or the assumption by SHP of such obligations. To the extent Alter and Biederman are not released from such post-Closing obligations, SHP and Management Newco shall, jointly and severally, indemnify and hold Alter and Biederman, and their respective Affiliates, heirs, executors, successors and assigns, harmless for all Losses suffered or incurred by either of them under such obligations.

                  (b) Effective as of the Closing, all arrangements between any of the Alter Entities, Biederman, Lessee, Management or Management Sub or any Affiliate of the foregoing, other than Sunstone and Sunstone's Subsidiaries (collectively the "Alter/Biederman Parties"), on the one hand, and Sunstone or any of Sunstone's Subsidiaries, on the other hand, shall be terminated with no further obligations or Liabilities by Sunstone or any of Sunstone's Subsidiaries thereunder, except for the agreements listed on Schedule 4.15(b) (which shall not be terminated) and the obligations or liabilities incurred thereunder following the Closing. Each of the Alter/Biederman Parties severally represents to SHP that no amounts are owing or payable by it or him to Sunstone or any Sunstone Subsidiary under any agreement or arrangement between any of the Alter/Biederman Parties, on the one hand, and Sunstone or any of Sunstone's Subsidiaries, on the other hand, whether or not such agreement or arrangement shall be terminated pursuant to this section. Notwithstanding the termination of the agreements and arrangements referred to in the second preceding sentence, the Alter/Biederman Parties shall retain all obligations and Liabilities to Sunstone and its Subsidiaries under all agreements and arrangements between the Alter/Biederman Parties, on the one hand, and Sunstone and its Subsidiaries, on the other hand, incurred before the Closing, and shall indemnify SHP for all Losses incurred by it in connection with such obligations and Liabilities. Except with respect to obligations or Liabilities incurred following the Closing under the agreements listed on Schedule 4.15(a) or Schedule 4.15(b), any obligations or Liabilities under this Agreement or the Implementing Agreements or payment obligations under the Lessee Line of Credit, the Alter/Biederman Parties hereby release and discharge and indemnify and hold harmless SHP, on behalf of Sunstone and Sunstone's Subsidiaries, and their successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, claims and demands owed by Sunstone or any of Sunstone's Subsidiaries to any of the Alter/Biederman Parties, by reason of any matter, cause, contract, course of dealing or thing whatsoever arising during, or in respect of, the period on or before the Closing.

                  (c) All amounts due and payable by Management and Lessee under the agreement set forth on Schedule 3.1(v) will be Assumed Management Liabilities (in the case of amounts due and payable by Management) or a Liability of Lessee after the Closing (in the case of amounts due and payable by Lessee), and Alter agrees to reimburse Management and Lessee for 44.5% of such amounts at or prior to the Closing.

                                    ARTICLE V

                              CONDITIONS TO CLOSING

         5.1 Conditions Precedent to Obligations of Each Party. The respective obligations of each party to this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by the party entitled to the benefit of such condition) of each of the following conditions at or prior to the Closing:

                  (a) No Injunctions or Restraints. There shall not be (i) any injunction, restraining order or other decree of any nature of any court of competent jurisdiction or other Governmental Authority that is in effect that restrains or prohibits the consummation of any of the Transactions or (ii) any action taken, or any statute, rule, regulation or order enacted, entered or enforced, which makes the consummation of the Transactions illegal.

                  (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the Transactions shall have expired or been terminated.

                  (c) Merger Conditions. All conditions to the Merger set forth in Article 6 of the Merger Agreement (other than the consummation of the Partnership Merger) shall have been satisfied or waived.

                  (d) Partnership Merger Conditions. All conditions to the Partnership Merger set forth in Article 5 of the Partnership Merger Agreement shall have been satisfied or waived.

         5.2 Conditions Precedent to Obligation of the Westbrook Entities. The obligation of each of the Westbrook Entities to consummate the Transactions shall be subject to the satisfaction of each of the following conditions (unless waived by Westbrook LLC) at or prior to the Closing:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Management, Management Sub, Lessee, the Alter Entities and Biederman contained in this Agreement shall be true and correct in all material respects (except for representations having a materiality or Material Adverse Effect qualification, which shall be correct in all respects), in each case on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties by their terms speak as of a specified date, in which case they shall be so true and correct as of such date; and Westbrook LLC shall have received from each of Alter and Biederman, both in their individual capacities and in their capacities as officers of Lessee and, in the case of Alter, Management, Management Sub and the Alter Entities, a certificate to such effect dated as of the Closing Date and signed by each such Person.

                  (b) Covenants. Each of Management, Management Sub, Lessee, the Alter Entities and Biederman shall have complied in all material respects with each covenant contained in this Agreement to be performed by him or it on or prior to the Closing; and Westbrook LLC shall have received from each of Alter and Biederman, both in their individual capacities and in their capacities as officers of Lessee and, in the case of Alter, Management, Management Sub and the Alter Entities, a certificate to such effect dated as of the Closing and signed by each such Person.

                  (c) Material Adverse Change. Since the date of this Agreement through and including the Closing Date, there shall have been no Material Adverse Effect and Westbrook LLC shall have received from each of Alter and Biederman, both in their individual capacities and in their capacities as officers of Lessee and, in the case of Alter, Management and the Alter Entities, a certificate to such effect dated as of the Closing and signed by each such Person.

                  (d) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from Governmental Authorities and third parties necessary in connection with the consummation of the Transactions shall have been obtained and not subsequently been revoked as of the Closing Date other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Material Adverse Effect.

         5.3 Conditions Precedent to Obligations of the Alter Entities. The obligation of each Alter Entity to consummate the Transactions shall be subject to the satisfaction of each of the following conditions (unless waived by Alter) at or prior to the Closing:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of each Westbrook Entity and Biederman contained in this Agreement shall be true and correct in all material respects (except for representations having a materiality or Material Adverse Effect qualification, which shall be correct in all respects), in each case on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties by their terms speak as of a specified date, in which case they shall be so true and correct as of such date; and Alter shall have received from each the Westbrook Entities and Biederman a certificate to such effect dated as of the Closing Date and signed by an officer thereof in the case of each Westbrook Entity and by Biederman in the case of Biederman.

                  (b) Covenants. Each of the Westbrook Entities and Biederman shall have complied in all material respects with each covenant contained in this Agreement to be performed by it or him on or prior to the Closing; and Alter shall have received from each of the Westbrook Entities and Biederman a certificate to such effect dated as of the Closing Date and signed by an officer thereof in the case of each Westbrook Entity and by Biederman in the case of Biederman.

         5.4 Conditions Precedent to Obligations of Biederman. The obligation of Biederman to consummate the Transactions shall be subject to the satisfaction of each of the following conditions (unless waived by Biederman) at or prior to the
Closing:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of each Westbrook Entity and each Alter Entity in this Agreement shall be true and correct in all material respects (except for representations having a materiality or Material Adverse Effect qualification, which shall be correct in all respects), in each case on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties by their terms speak as of a specified date, in which case they shall be so true and correct as of such date; and Biederman shall have received from each of the Westbrook Entities and the Alter Entities a certificate to such effect dated as of the Closing Date and signed by an officer thereof in the case of the Westbrook Entities, and by Alter in the case of the Alter Entities.

                  (b) Covenants. Each of the Westbrook Entities and the Alter Entities shall have complied in all material respects with each covenant contained in this Agreement to be performed by it or him on or prior to the Closing; and Biederman shall have received from each of the Westbrook Entities and the Alter Entities a certificate to such effect dated as of the Closing Date and signed by an officer thereof in the case of the Westbrook Entities and by Alter in the case of the Alter Entities.

         5.5 Conditions Precedent to Obligations of Management, Management Sub and Lessee.

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Westbrook Entities, the Alter Entities and Biederman shall be true and correct in all material respects (except for representations having a materiality or Material Adverse Effect qualification, which shall be correct in all respects), in each case on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties by their terms speak as of a specified date, in which case they shall be so true and correct as of such date; and Management and Lessee shall have received from each of the Westbrook Entities, the Alter Entities and Biederman a certificate to such effect dated as of the Closing Date and signed by an officer thereof in the case of the Westbrook Entities, by Alter in the case of the Alter Entities and by Biederman in the case of Biederman.

                  (b) Covenants. Each of the Westbrook Entities, the Alter Entities and Biederman shall have complied in all material respects with each covenant contained in this Agreement to be performed by it or him on or prior to the Closing; and Management, Management Sub and Lessee shall have received from each of the Westbrook Entities, the Alter Entities and Biederman a certificate to such effect dated as of the Closing Date and signed by an officer thereof in the case of the Westbrook Entities, by Alter in the case of the Alter Entities and by Biederman in the case of Biederman.

                                   ARTICLE VI

                 COVENANTS AND AGREEMENTS WITH RESPECT TO LESSEE

         6.1 Recapitalization of Lessee. (a) Lessee hereby agrees to take all necessary action required to be taken by it to recapitalize its capital structure (the "Recapitalization") so that immediately prior to the Closing the outstanding capital stock of Lessee shall consist of 1,000 shares of Lessee Class A Voting Stock and 1,000 shares of Lessee Class B Non-Voting Stock, 800 shares of each such class to be held by Alter and 200 shares of each such class to be held by Biederman. All such actions (and documentation related thereto) shall be reasonably satisfactory to the Westbrook Entities.

                  (b) Each of Alter and Biederman hereby agrees to take all necessary action required to be taken by such Person, and to cause Lessee to take all necessary action to effect the Recapitalization. All such actions (and documentation related thereto) shall be reasonably satisfactory to the Westbrook Entities.

                  (c) To the extent the Recapitalization shall not be effected on terms and in a manner reasonably satisfactory to the Westbrook Entities, (i) Lessee shall not effect the Recapitalization and (ii) all of the outstanding Lessee Stock shall be contributed to SHP by the Alter Entities and Biederman pursuant to Section 2.1 (without receipt of any additional consideration (including any additional Capital Account credit)).

         6.2 Governance. Each of Alter, any of his Affiliates who owns Securities and SHP (collectively, the "Lessee Stockholders"), hereby covenants and agrees, from and after the Closing until exercise of the Option, to comply with the following provisions related to the governance of Lessee:

                  (a) Election of Directors. Each Lessee Stockholder hereby agrees that such Lessee Stockholder will vote all of the Securities beneficially owned by it entitled to vote in the election of members of the board of directors of Lessee (the "Lessee Board") so as to elect and to continue in office a Lessee Board consisting of three designees of SHP ("SHP Directors") and one designee of Alter (the "Alter Director"). For so long as Alter is employed by SHP, Alter shall be the Alter Director. If Alter is no longer an employee of SHP, another individual acceptable to SHP may be selected by Alter to serve as the Alter Director instead of Alter. SHP agrees to vote all of the voting Securities beneficially owned by it so as to elect the Alter Director to the Lessee Board. If at any time SHP shall notify Alter it desires to remove any SHP Director, with or without cause, Alter agrees to vote all of such voting Securities beneficially owned or held by him as to remove such SHP Director.

                  (b) Lessee Board Meetings. Meetings of the Lessee Board, annual, regular and special, shall be held at the principal office of Lessee or other place as may from time to time be fixed by resolution of the Lessee Board. Regular meetings of the Lessee Board shall be held at such times as may from time to time be fixed by resolution of the Lessee Board, and no notice (other than the resolution) need be given as to any regular meeting. Special meetings may be held at any time upon the call of any two members of the Lessee Board, by oral, telephonic or facsimile notice (or notice given by other means of electronic transmission (including electronic mail)) duly given or sent at least one day, or by written notice sent by express mail at least two days, before the meeting to each member of the Lessee Board. Any action required or permitted to be taken at any meeting of the Lessee Board may be taken without a meeting if a written consent thereto is signed by all members of the Lessee Board. Lessee shall reimburse each member of the Lessee Board for his or her reasonable expenses in connection with attending any meeting of the Lessee Board.

                  (c) Lessee Board Voting. A majority of incumbent members of the Lessee Board shall be necessary to constitute a quorum for the transaction of business at any Lessee Board meeting. The Lessee Board shall have the general powers and duties typically vested in the board of directors of a corporation. All actions or decisions of the Lessee Board shall require approval of a majority of the members of the Lessee Board; provided that, so long as Lessee is a Subsidiary of SHP, it will remain subject to the provisions of the LLC Agreement applicable to Subsidiaries of SHP.

         6.3 Restrictions on Transfers and Issuances.

                   (a) Limitations on Transfer. Alter hereby agrees that he will not, and will not permit or cause any of his Affiliates (including Alter SHP
LLC) to, from and after the Closing, without the prior written consent of SHP, Transfer or agree to Transfer record or beneficial ownership of any Securities. To the extent SHP consents to a Transfer of Securities by Alter or any of his Affiliates (including Alter SHP LLC) who holds Securities, Alter agrees that all consideration paid or payable to him or such Affiliate with respect to any such Transfer shall be paid directly to SHP, and Alter will direct any purported transferee of such Securities to pay such proceeds or consideration directly to SHP. To the extent any such proceeds or consideration are paid directly to Alter or any of his Affiliates, Alter agrees to immediately forward any such consideration to SHP.

                  (b) Effect of Void Transfers. In the event of any purported Transfer of any Securities in violation of the provisions of this Article VI, such purported Transfer shall be void and of no effect and Lessee shall not give effect to such Transfer.

                  (c) Rights to Dividends and Distributions. Alter agrees that Lessee shall pay, and Lessee agrees to pay, directly to SHP all dividends and other distributions after the Closing and prior to the exercise of the Option, whether cash or non-cash, with respect to any Securities beneficially owned by it. To the extent any such dividends or other distributions are paid directly to Alter or any of his Affiliates (including Alter SHP LLC), Alter agrees to, or to direct any such Affiliate to, immediately forward any such dividends and distributions to SHP.

         6.4 Option. In the event that (a) the Alter Director fails to vote in favor of any action approved by a majority of the Lessee Board (a "Failure to Approve") or (b) Alter ceases to be an employee of SHP for any reason (a "Termination"), SHP shall have the right, at any time to require Alter or any of Alter's Affiliates holding Securities to sell to SHP all of the Securities owned by him or it, as the case may be, and Alter shall have the obligation to sell, or cause such Affiliate to sell, such Securities to SHP, free and clear of all Liens (the "Option") for an aggregate cash purchase price of $1 (the "Option Price"). The Option may be exercised by SHP at any time after a Failure to Approve or a Termination by delivery of written notice to Alter (the "Exercise Notice"). Unless otherwise agreed upon by SHP and Alter, the closing of the purchase of the Securities shall occur at the offices of SHP on the third business day after delivery of the Exercise Notice. At the closing, Alter shall, or shall cause his Affiliate to, deliver to Lessee all stock certificates representing the Securities together with blank stock powers or such other assignments as reasonably requested by SHP, and SHP shall pay Alter or his designee the Option Price. In addition, in the event Alter or his Affiliate fails to deliver the stock certificates, stock powers or assignments reasonably requested by SHP as set forth herein, SHP may deliver the Option Price to Alter and upon such delivery, execute and deliver, as the attorney in fact for the Alter Member, such stock powers and required assignments, as well as documentation instructing Lessee to issue replacement stock certificates. Such power of attorney is coupled with an interest and shall survive the insolvency, bankruptcy and dissolution of Alter or his Affiliate. SHP, on the one hand, and Alter and his Affiliates on the other hand, shall each pay their own expenses in connection with the exercise of the Option.

         6.5 Additional Securities Subject to Agreement. Each Lessee Stockholder agrees that any other Securities which it shall hereafter acquire by means of a stock split, stock dividend, distribution, exercise of stock options, or otherwise shall be subject to the provisions of this Article VI to the same extent as if held on the date hereof.

         6.6 No Conflicting Agreements. Neither of the Lessee Stockholders shall enter into, nor shall they permit Lessee or any Affiliate thereof to enter into, directly or indirectly, any stockholder agreement or other arrangement of any kind with any Person with respect to any Securities which is inconsistent with the provisions of this Article VI or which may impair its ability to comply with this Agreement.

         6.7 Survival. The provisions of this Article VI shall survive the Closing and continue until terminated by exercise of the Option by SHP.

                                   ARTICLE VII

                                   TERMINATION

         7.1 Termination Events. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

                  (a) by mutual written consent of Alter and Westbrook LLC;

                  (b) by Westbrook LLC, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Management, Lessee, any Alter Entity or Biederman set forth in this Agreement, in any case such that the conditions set forth in Section 5.2(a) or 5.2(b), as the case may be, are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to Alter;

                  (c) by Alter, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of any of the Westbrook Entities such that the conditions set forth in Section 5.3(a) or 5.3(b) are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to Westbrook LLC; or by Biederman, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of any of the Westbrook Entities, such that the conditions set forth in 5.4(a) or 5.4(b) are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to Westbrook LLC;

                  (d) by any of Alter or Westbrook LLC if any court of competent jurisdiction in the United States shall have issued a final and unappealable permanent injunction, order, judgment or other decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the consummation of the Transactions, provided that the party seeking to terminate this Agreement under this clause (d) is not then in material breach of this Agreement and provided, further, that the right to terminate this Agreement under this clause (d) shall not be available to any party who shall not have used reasonable commercial efforts to avoid the issuance of such order, decree or ruling; and

                  (e) by any of Alter, Biederman or Westbrook LLC if the Merger Agreement or the Partnership Merger Agreement shall have been terminated in accordance with its terms.

                  7.2 Fees and Expenses.

                  (a) In the event that this Agreement is terminated by any party prior to Closing, all documented out-of-pocket fees and expenses (including reasonable attorney's fees and costs relating thereto) incurred by each of the Alter Entities, Biederman, the Westbrook Entities and their respective Affiliates (including SHP) in connection with this Agreement and the Transactions (the "Expenses") shall be paid by SHP, but only to the extent SHP receives any payments pursuant to Section 7.2 of the Merger Agreement (the "Merger Agreement Payment"). To the extent the Merger Agreement Payment is not sufficient to pay all the Expenses incurred by the parties hereto, Westbrook LLC and its Affiliates, on the one hand, and Alter and his Affiliates, on the other hand, shall receive a pro rata portion of the Merger Agreement Payment based on the actual Expenses incurred by the Westbrook Entities and the Alter Entities, respectively. To the extent the Merger Agreement Payment exceeds all Expenses, any remaining portion of the Merger Agreement Payment will be distributed 88.5% to the Westbrook Entities (the "Westbrook Payment") and 11.5% to Alter.

                  (b) Subject to the terms and conditions of this Section 7.2(b), to the extent the Westbrook Entities receive a Westbrook Payment, the Westbrook Entities, jointly and severally, agree to use 30% of the Westbrook Payment (the "Section 7.2 Price") in cash to purchase, and Alter agrees to sell, or to cause one or more of his Affiliates to sell, a number of shares of Lessee Stock representing the Section 7.2 Percentage (as defined below) of all issued and outstanding Lessee Stock as soon as practicable following receipt of the Westbrook Payment by the Westbrook Entities (the "Section 7.2 Purchase"). The
Section 7.2 Purchase shall be subject to the terms and conditions hereof, other than the provisions of Article II, Sections 3.3, 3.5, 4.13, 4.14, 4.15, 5.1(c), 5.1(d), 5.4, 5.5, Article VI and Sections 8.3, 8.5, 8.8(d) and 8.9 and such other modifications to this Agreement as may be necessary to reflect the Section
7.2 Purchase rather than the closing of all the transactions contemplated by this Agreement. In addition, (i) references to "Biederman" in Sections 5.2, 5.3,
8.1 and 8.2 shall be disregarded in connection with the Section 7.2 Purchase,
(ii) each dollar amount referenced in Sections 8.8(a) and 8.8(b) shall be deemed to be replaced by the Section 7.2 Percentage multiplied by such amount and (iii) the consummation of a Section 7.2 Purchase shall be conditioned on the Recapitalization having not been consummated or, if consummated, the Recapitalization having been rescinded. As used herein, the "Section 7.2 Percentage" shall be equal to the Section 7.2 Price divided by $16 million, but in no event shall the Section 7.2 Percentage exceed 37.5%, and in no event shall the Section 7.2 Price exceed $6 million.

                  (c) Notwithstanding anything to the contrary contained herein, in the event a transaction is consummated with respect to an Acquisition Proposal and Management and Lessee are Transferred to any Person who is not an Affiliate of Westbrook LLC, (i) any Merger Agreement Payment will be distributed entirely to Westbrook LLC, except to the extent Alter is entitled to receive payment for his Expenses in accordance with the first two sentences of 7.2(a) and (ii) Section 7.2(b) shall not be applicable.

                  (d) If SHP breaches the Merger Agreement as a result of the fault of WREF III or any other entity controlled by Westbrook Real Estate Partners, L.L.C. and such breach results in a termination of the Merger Agreement by Sunstone, then WREF III agrees to reimburse or cause the reimbursement of the Expenses of Alter, Biederman, Management and Lessee (such Expenses to include the reasonable fees and expenses of only one counsel to all of the foregoing). If the Closing has not occurred, except as provided in the foregoing sentence, no Westbrook Entity shall have any Liability to any of the Alter Entities, Biederman, Management, Management Sub or Lessee for any breach of any representation, warranty or covenant contained herein or otherwise.

         7.3 Effect of Termination. In the event of any termination of the Agreement as provided in Section 7.1 hereto, this Agreement shall forthwith become wholly void and of no further force or effect (except Sections 7.2 and 7.3 and Article IX (other than Sections 9.15 and 9.16)) and there shall be no liability on the part of any parties hereto or their respective officers or directors, except as provided in such Sections and Article. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 Indemnification by Westbrook LLC. From and after the Closing, Westbrook LLC shall indemnify and hold harmless each of the Alter Entities, Biederman, Management, Management Sub and their respective Affiliates, agents, heirs, executors, successors and assigns from and against any and all Losses suffered or incurred by any such indemnified Person arising from, relating to or otherwise in respect of (a) any breach of, or inaccuracy in, any representation or warranty of any Westbrook Entity contained in this Agreement and (b) any breach of any covenant of any Westbrook Entity contained in this Agreement.

         8.2 Indemnification by Alter, Management and Management Sub. From and after the Closing, Alter, Management and Management Sub shall, jointly and severally, indemnify and hold harmless each of the Westbrook Entities, SHP and Biederman and their Affiliates and respective directors, officers, employees, agents, heirs, executors, successors and assigns of any of the foregoing from and against any and all Losses suffered or incurred by any such indemnified Person arising from, relating to or otherwise in respect of (a) any breach of, or inaccuracy in, any representation or warranty of any Alter Entity, Management or Management Sub contained in this Agreement; (b) any breach of any covenant of any Alter Entity, Management or Management Sub contained in this Agreement; and
(c) any Retained Management Liabilities;

         8.3 Indemnification by Biederman. From and after the Closing, Biederman shall indemnify and hold harmless each of the Alter Entities and the Westbrook Entities and their respective Affiliates and each of the foregoing's respective agents, directors, officers, employees, agents, heirs, executors, successors and assigns from and against any and all Losses suffered or incurred by any such indemnified Person arising from, relating to or otherwise in respect of, (a) any breach of, or inaccuracy in, any representation or warranty of Biederman contained in this Agreement or (b) any breach of any covenant of Biederman contained in this Agreement.

         8.4 Tax Indemnification. (a) Notwithstanding any other provision of this Agreement (but subject to Section 8.8), following the Closing, the Alter Entities and Biederman shall indemnify and hold harmless each of the Westbrook Entities, SHP and their Affiliates and respective directors, officers, employees, agents, heirs, executors, successors and assigns of any of the foregoing from and against any and all Losses suffered or incurred by any such indemnified Person arising from, relating to or otherwise in respect of (a) any breach of, or inaccuracy in, any representation or warranty in Section 3.1(r)(iv), and (b) any and all income taxes of Lessee or Management for any taxable period or year ending before the Closing Date and with respect to any Straddle Period (as defined), for the portion of such Taxes determined pursuant to Section 8.4(b).

                  (b) With respect to any Taxes for any taxable period that includes but does not end as of the day prior to the Closing Date (a "Straddle Period"), the amount of income taxes subject to indemnification under this
Section 8.4 attributable to pre-Closing and post-Closing tax periods shall be calculated as if such taxable period ended as of the close of business on the day prior to the Closing Date.

         8.5 Indemnification by SHP and Management Newco. From and after the Closing, SHP and Management Newco shall, jointly and severally, (i) indemnify and hold harmless Management, Alter and their respective Affiliates, heirs, executors, successors and assigns from and against any and all Losses suffered or incurred by any such indemnified Person arising from, relating to or otherwise in respect of, any Assumed Management Liabilities and (ii) provide the indemnity set forth in Section 4.15(a).

         8.6 Third-Party Claims. If a claim by a third party is made against an indemnified Person hereunder, and if such indemnified Person intends to seek indemnity with respect thereto under this Article, such indemnified Person shall promptly notify the indemnifying Person in writing of such claims setting forth such claims in reasonable detail, provided that failure of such indemnified Person to give prompt notice as provided herein shall not relieve the indemnifying Person of any of its obligations hereunder, except to the extent that the indemnifying Person is materially prejudiced by such failure. If the indemnifying Person acknowledges in writing its obligation to indemnify the indemnified Person against any Losses that may result from such third party claim, then the indemnifying Person shall have 20 days after receipt of such notice to undertake, through counsel of its own choosing, subject to the reasonable approval of such indemnified Person, and at its own expense, the settlement or defense thereof, and the indemnified Person shall cooperate with it in connection therewith; provided, however, that the indemnified Person may participate in such settlement or defense through counsel chosen by such indemnified Person, provided that the fees and expenses of such counsel shall be borne by such indemnified Person. The indemnifying Person shall not settle any claim or consent to the entry of any judgment without the prior written consent of the indemnified Person, unless (i) such settlement or judgement includes as an unconditional term thereof the giving by the claimant of a release of the indemnified Person from all Liability with respect to such claim and (ii) such settlement or judgement does not involve the imposition of equitable remedies or the imposition of any material obligations on such indemnified Person other than financial obligations for which such indemnified Person will be indemnified hereunder. If the indemnifying Person shall assume the defense of a claim, the fees of any separate counsel retained by the indemnified Person shall be borne by such indemnified Person unless there exists or is reasonably likely to exist a conflict of interest between them as to their respective legal defenses (other than one that is of a monetary nature) in the reasonable judgment of the indemnified Person, in which case the indemnified Person shall be entitled to retain one law firm as its separate counsel, the reasonable fees and expenses of which shall be reimbursed as they are incurred by the indemnifying Person. If the indemnifying Person does not notify the indemnified Person within 20 days after the receipt of the indemnified Person's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof and that it acknowledges its obligation to indemnify the indemnified Person against any Losses that may result from such claim, the indemnified Person shall have the right to contest, settle or compromise the claim in a reasonable manner, and the indemnifying Person shall cooperate with in connection therewith, but the indemnified Person shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

         8.7 Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto pursuant to Sections 8.1, 8.2 (other than 8.2(c)),
8.3 and 8.4 shall terminate upon the termination of the relevant representation, warranty or pre-closing agreement pursuant to Section 3.6; provided, however, that such obligation to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a written notice (stating in reasonable detail the basis of such claim) to the indemnifying party.

         8.8 Limitations on Indemnity Obligations. (a) Notwithstanding any contrary provision of this Agreement, (i) the maximum liability of Westbrook LLC pursuant to its indemnification obligation under Section 8.1(a) is $30,000,000,
(ii) except as otherwise provided in clause (iii) below or in the last sentence of this Section 8.8(a), the maximum liability of the Alter Entities, Biederman, Management and Management Sub, in the aggregate, pursuant to their indemnification obligations under Sections 8.2(a) and 8.3 and with respect to any breach of a representation or warranty set forth in clause 3.1(c), 3.2(c) and 3.3(c) is $10,000,000, and (iii) the maximum liability of the Alter Entities, Biederman, Management and Management Sub, in the aggregate, pursuant to their indemnification obligations under Section 8.2(a) and 8.3 with respect to any breach of a representation or warranty set forth in clauses (i), (ii) or
(iii) of Section 3.1(f), Sections 3.1(a), 3.1(b), 3.1(o), 3.1(p), 3.1(q),
3.1(r), 3.1(t), 3.1(v), 3.2(a), 3.2(b), 3.3(a) and 3.3(b) is $30,000,000. These
limitations do not apply to any indemnification obligations under Sections 8.2 and 8.3 relating to a breach of any representation or warranty set forth in clause (iv) of Section 3.1(f), Sections 3.1(d), 3.1(h), 3.2(g), 3.2(h), 3.3(g)
or 3.3(h) or any other section of this Article VIII.

                  (b) No amount shall be payable:

                  (i) under Section 8.1(a) unless and until the aggregate amount of Losses indemnifiable under Section 8.1(a) exceeds $500,000 (and if such amount is so exceeded, then only those Losses under such Section 8.1(a) shall then be payable in accordance with this Article VIII to the extent such Losses exceed $500,000);

                  (ii) under Section 8.2(a) unless and until the aggregate amount of Losses indemnifiable under Section 8.2(a) exceeds $500,000 (and if such amount is so exceeded, then only those Losses under such Section 8.2(a) shall then be payable in accordance with this Article VIII to the extent such Losses exceed $500,000);

                  (iii) under Section 8.3 unless and until the aggregate amount of Losses indemnifiable under Section 8.3 exceeds $500,000 (and if such amount is so exceeded, then only those Losses under such Section 8.3 shall then be payable in accordance with this Article VIII to the extent such Losses exceed $500,000).

                  (iv) under Section 8.2(c) unless and until the aggregate amount of Losses indemnifiable under Section 8.2(c) exceeds $500,000 (and if such amount is so exceeded, then only those Losses under such Section 8.2(a) shall then be payable in accordance with this Article VIII to the extent such Losses exceed $500,000); and

                  (v) no amount shall be payable under clause (a) of Sections 8.1, 8.2 or 8.3 for any breach the Losses arising from which in any individual case amount to $10,000 or less, and such Losses shall not be included in establishing the thresholds established in clauses (i),
         (ii) and (iii) of Section 8.8(b) and, in connection with the foregoing, the parties agree that any breach of any representation in clause (i) of Section 3.1(r) which relates to sales taxes shall be determined also on an individual basis, subject to the $10,000 threshold, and on a hotel by hotel basis for any particular taxable year;

                  (c) References in Article III to Material Adverse Effect and material adverse effect qualifiers shall be disregarded for purposes of determining whether a party has incurred Losses pursuant to Section 8.1(a), 8.2(a), 8.2(c) and 8.3.

                  (d) Any indemnification obligations for Losses owed by Alter or Biederman under this Agreement shall be satisfied only to the extent that Alter or Biederman, as the case may be, has received cash payments pursuant to
Section 2.1 or has received or receives cash distributions from SHP, it being understood that to the extent that any indemnification obligation is not satisfied as a result of the foregoing provisions of this Section 8.8(d), such accrued but unpaid payment obligations shall be satisfied to the extent of future cash distributions from SHP to Alter or Biederman, as the case may be, until all such accrued but unpaid indemnification obligations are satisfied.

         8.9 Allocation of Certain Indemnity Obligations. Westbrook LLC, Alter, Biederman and SHP agree as follows: with respect to any indemnification obligations arising from, relating to or otherwise in respect of any breach of, or inaccuracy in, any representation or warranty with respect to Lessee contained in Section 3.1 of this Agreement or any other indemnification obligations hereunder arising from, relating to or otherwise in respect of the acts or omissions of Lessee, Alter and Biederman shall not be responsible for more than 80% and 20%, respectively, of such indemnified Losses.

         8.10 Exclusive Remedy. The indemnification provided in this Article VIII shall be the exclusive post-Closing remedy available to any party for any breach of any representation, warranty or covenant contained herein, except in circumstances involving fraud.

                                   ARTICLE IX

                     MISCELLANEOUS AGREEMENTS OF THE PARTIES

         9.1 Notices. Any notice in connection with this Agreement shall be in writing and shall be delivered personally by overnight courier or by facsimile at the addresses or facsimile numbers given below. If notice is given by: (a) overnight courier, notice shall be deemed given when recorded on the records of the air courier as received by the receiving party; or (b) facsimile, notice shall be deemed given upon transmission, if on a business day and during business hours in the city of receipt; otherwise, notice shall be deemed to have been given at 9:00 A.M. on the next Business Day in the city of receipt.

         If to Westbrook LLC, WREF III or Westbrook Co-Investment:

                  c/o Westbrook Real Estate Partners, L.L.C.
                  599 Lexington Avenue, Suite 3800
                  New York, New York 10022
                  Attn.:  Jonathan Paul
                  Facsimile:  (212) 849-8801

                  c/o Westbrook Real Estate Partners, L.L.C.
                  345 California Street, Suite 3450
                  San Francisco, California 94104
                  Attn.:  Mark Mance
                  Facsimile:  (415) 438-7921

                  c/o Westbrook Real Estate Partners, L.L.C.
                  13155 Noel Road
                  Dallas, Texas 75240
                  Attn.:  Patrick Fox
                  Facsimile:  (972) 934-8333

         with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York 10017
                  Attn.:   Richard Capelouto
                           Brian M. Stadler
                  Facsimile: (212) 455-2502

         If to Alter, Riverside or Alter Investment Group:

                  c/o Sunstone Hotel Investors, Inc.
                  903 Calle Amanecer
                  San Clemente, California 92673-6212
                  Attn.: Robert A. Alter
                  Facsimile: (949) 369-4210
         with a copy to:

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York 10022
                  Attn.:  Steven Lichtenfeld
                  Facsimile: (212) 856-7823

         If to Biederman:

                  c/o Sunstone Hotel Investors, Inc.
                  903 Calle Amanecer
                  San Clemente, California 92673-6212
                  Attn.: Robert A. Alter
                  Facsimile: (949) 369-4210

         with a copy to:

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York 10022
                  Attn.:  Steven Lichtenfeld
                  Facsimile: (212) 856-7823

         If to SHP:

                  c/o Westbrook Real Estate Partners, L.L.C.
                  599 Lexington Avenue, Suite 3800
                  New York, New York 10022
                  Attn.:  Jonathan Paul
                  Facsimile:  (212) 849-8801

                  c/o Westbrook Real Estate Partners, L.L.C.
                  345 California Street, Suite 3450
                  San Francisco, California 94104
                  Attn.:  Mark Mance
                  Facsimile:  (415) 438-7921

         with copies to:

                  Sunstone Hotel Investors, Inc.
                  903 Calle Amanecer
                  San Clemente, California 92673-6212
                  Attn.: Robert A. Alter
                  Facsimile: (949) 369-4210

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York 10017
                  Attn.:   Richard Capelouto
                           Brian M. Stadler
                  Facsimile: (212) 455-2502

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York 10022
                  Attn.:  Steven Lichtenfeld
                  Facsimile: (212) 856-7823

or to such other address as any such party shall designate by written notice to the other parties hereto.

         9.2 Integration; Amendments. This Agreement (including the Schedules and Exhibits hereto) contains the entire agreement and understanding of the parties with regard to the matters contained herein and supercedes any prior written or oral agreement with respect to the subject matter hereto, except for paragraph 20 of the term sheet letter between Alter and WF III, dated as of April 5, 1999 (the "Term Sheet Letter"), which shall continue in full force and effect. This Agreement (including the Schedules and Exhibits hereto) may not be amended or modified except in a writing signed by all parties hereto.

         9.3 Waiver. No waiver by any of the parties hereto of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         9.4 No Assignment; Successors and Assigns. The parties' respective rights and obligations hereunder may not be assigned, transferred, pledged, or encumbered, in any manner, direct or indirect, contingent or otherwise, in whole or in part, voluntarily or by operation of law, without the prior written consent of the other parties, provided that any of the Westbrook Entities may assign, in whole or in part, any of its rights and obligations hereunder and under the Implementing Agreements to one or more of its Affiliates without the consent of the other parties hereto, but Westbrook LLC and WREF III will remain liable for their obligations hereunder and under each of the Implementing Agreements to which they are a party. Subject to the preceding sentence, and subject to the restrictions contained in Section 6.3, this Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. In the event of the death, disability or incapacity of Alter or Biederman, such party's executors, administrators, testamentary trustees or personal representatives shall be bound by all the terms and conditions of this Agreement and, in addition, such party's legatees or beneficiaries shall be bound by the provisions of Article VI.

         9.5 Expenses. Except as set forth in this Agreement, whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs.

         9.6 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect, and the parties hereto shall negotiate in good faith to replace such illegal, void or unenforceable provision with a provision that corresponds as closely as possible to the intentions of the parties as expressed by such illegal, void or unenforceable provision.

         9.7 Section Headings; Table of Contents. The section headings contained in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         9.8 Third Parties. Except for the beneficiaries of the indemnification provided in Article VII, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

         9.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         9.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by any of Lessee, Management, Management Sub, the Alter Entities or Biederman in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Westbrook Entities and SHP shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any of Lessee, Management, Management Sub, the Alter Entities or Biederman and to enforce specifically the terms and provisions of this Agreement in any federal court located in Delaware or in Chancery Court in Delaware, this being in addition to any other remedy to which Westbrook Entities or SHP is entitled at law or in equity. In addition, each of Lessee, Management, Management Sub, the Alter Entities and Biederman (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Delaware or Chancery Court located in Delaware in the event any dispute arises out of this Agreement or any of the Transactions and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                  In the event any dispute or difference of opinion arises under this Agreement, the parties hereto shall endeavor to resolve such dispute or difference of opinion by negotiation or mediation. If, for any reason, such mediation or negotiation fails to result in a mutually acceptable resolution, the parties agree to be bound by their consent to the jurisdiction of any federal court located in Delaware or Chancery Court located in Delaware. The parties hereby irrevocably and unconditionally waive trial by jury.

         9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         9.12 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         9.13 Bulk Sales Law Waiver. Each party hereto agrees to waive compliance by the other with the provisions of the bulk sales law or comparable law of any jurisdiction to the extent that the same may be applicable to the Transactions. SHP agrees to indemnify and hold harmless Alter and Management from and against any and all claims that may be asserted against Alter and Management as a result of any failure to comply with any such bulk sales law or comparable law of any jurisdiction to the extent that the same may be applicable to the Transactions.

         9.14 Consent of Regina Biederman. Regina Biederman hereby consents to all of the Transactions, and waives any and all right to contest or prevent the consummation of such transactions.

         9.15 Alternative Transaction. In the event the death or incapacity of Alter delays the consummation of the Transactions, Lessee and the other parties hereto agree that, in lieu of the contributions of Lessee Stock to SHP contemplated by Section 2.1, Lessee shall transfer all of its assets and liabilities to SHP at the Closing in exchange for the consideration contemplated to be received by the Alter Entities and Biederman in exchange for Lessee Stock pursuant to Section 2.1.

         9.16 Operating Leases. Notwithstanding anything to the contrary in this Agreement, if (w) all the conditions to Closing shall have been satisfied or waived except for the conditions set forth in Section 5.2(a) or 5.2(b), (x) the Closing does not occur, (y) (i) it shall have been determined by a court of competent jurisdiction that the Losses that would have been suffered or incurred by the Westbrook Entities arising from, relating to or otherwise in respect of any breach of, or inaccuracy in, any representation or warranty or any breach of any covenant of any Alter Entity, Management, Management Sub or Biederman if the Closing had occurred at the time such other conditions were satisfied or waived would have exceeded $30 million in the aggregate or (ii) any Alter Entity, Management, Management Sub or Biederman willfully shall fail to make the contributions contemplated to be made by them pursuant to Article II, and (z) the Merger shall have been consummated, then, the Alter Entities, Management, Management Sub and Biederman agree that the Westbrook Entities shall have the right to cause Sunstone OP and its Affiliates to terminate any or all of the operating leases and related agreements between them and Lessee and Management without any payment or other Liability to any Alter Entity, Management, Management Sub or Biederman (such event, the "Lease Termination"). In connection with a Lease Termination, the provisions of Section 4.15 shall be applicable as if the Closing had occurred.

         9.17 Exclusivity. Upon execution of this Agreement and until 30 days after the termination of the Merger Agreement in accordance with its terms, none of the Westbrook Entities and none of the Alter Entities (in their respective individual capacities and not in any capacity they have at Sunstone) will engage in discussions or enter into agreements or understandings with any person or group, including Sunstone, concerning a business combination involving, or the acquisition of a material portion of the assets or equity of, Sunstone, Sunstone OP, Lessee or Management, other than the other of them concerning the Transactions (provided, however, that the foregoing shall not prohibit (x) any of the Westbrook Entities from discussing or entering into agreements or understandings regarding the Transactions with their internal or co-investors, subject to their respective agreement to comply with the confidentiality and other provisions set forth in the Term Sheet Letter or (y) Alter or Biederman from selling their respective interests in Lessee and Management (or their assets) in any transaction contemplated by the Lessee/Manager Agreement (or any derivative or modification thereof approved by the board of directors of Sunstone).

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                        WESTBROOK SHP L.L.C.


                                        By:  /s/ Jonathan H. Paul
                                           -----------------------------------
                                                 Name: Jonathan H. Paul
                                                 Title: Authorized Person


                                        WESTBROOK REAL ESTATE FUND III, L.P.


                                        By:   /s/ Jonathan H. Paul
                                           ------------------------------------
                                                 Name: Jonathan H. Paul
                                                 Title: Authorized Person


                                        WESTBROOK REAL ESTATE CO-
                                        INVESTMENT PARTNERSHIP III


                                        By:   /s/ Jonathan H. Paul
                                           ------------------------------------
                                                 Name: Jonathan H. Paul
                                                 Title: Authorized Person


                                         /s/ Robert A. Alter
                                        ---------------------------------
                                        Robert A. Alter


                                        RIVERSIDE HOTEL PARTNERS


                                        By:  /s/ Robert A. Alter
                                           -----------------------------------
                                                 Name: Robert A. Alter
                                                 Title: President

                                        ALTER INVESTMENT GROUP LTD.


                                        By:       /s/ Robert A. Alter
                                                 --------------------------
                                                 Name: Robert A. Alter
                                                 Title: General Partner


                                         /s/ Charles L. Biederman
                                        -------------------------------------
                                        Charles L. Biederman


                                        SUNSTONE HOTEL MANAGEMENT, INC.


                                        By:       /s/ Robert A. Alter
                                                 --------------------------
                                                 Name: Robert A. Alter
                                                 Title: Chairman


                                        SUNSTONE HOTEL PROPERTIES, INC.


                                        By:       /s/ Robert A. Alter
                                                 ---------------------------
                                                 Name: Robert A. Alter
                                                 Title: Chairman


                                        MANAGEMENT SUB SHP L.L.C.


                                        By:       /s/ Robert A. Alter
                                                 ----------------------------
                                                 Name: Robert A. Alter
                                                 Title: Manager

                                        SHP ACQUISITION, L.L.C.


                                        By:      /s/ Paul Kazilionis
                                                 -----------------------------
                                                 Name:   Paul Kazilionis
                                                 Title:  Manager


                                        By:       /s/ Robert A. Alter
                                                 ------------------------------
                                                 Name:    Robert A. Alter
                                                 Title:   Manager


                                        Solely with respect to Section 4.2(c):

                                        WESTBROOK REAL ESTATE FUND I, L.P.


                                        By:       /s/ Jonathan H. Paul
                                                 ------------------------------
                                                 Name:  Jonathan H. Paul
                                                 Title: Authorized Person


                                        Solely with respect to Section 9.14:


                                         /s/ REGINA BIEDERMAN
                                        --------------------------------------
                                        REGINA BIEDERMAN